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                                                                EXHIBIT 10.1


                         SALE AND SUBSERVICING AGREEMENT

                            Dated as of June 6, 1997

                                  by and among



                            COASTAL RECEIVABLES LLC,

                                   as Seller,



                          COASTAL PHYSICIAN GROUP, INC.

                                 as Subservicer,



                                  NPF XI, INC.,

                                  as Purchaser,



                                       and

                   NATIONAL PREMIER FINANCIAL SERVICES, INC.,

                                   as Servicer
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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS.............................................................................................2
   Section 1.1 Certain Defined Terms..............................................................................2
   Section 1.2 Other Terms.......................................................................................14
ARTICLE II PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS..........................................................14
   Section 2.1 Purchase and Sale.................................................................................14
   Section 2.2 Conveyance of Receivables.........................................................................15
   Section 2.3 Establishment of Accounts; Conveyance of Interests Therein; Investment............................16
   Section 2.4 Grant of Security Interest........................................................................20
   Section 2.5 Further Action Evidencing Purchases...............................................................20
   Section 2.6 Eligible Receivables..............................................................................21
   Section 2.7 Offsets...........................................................................................21
   Section 2.8 Administrative Fee................................................................................22
   Section 2.9 Assignment of Agreement...........................................................................22
   Section 2.10 Confidentiality..................................................................................22
ARTICLE III CONDITIONS OF PURCHASES..............................................................................23
   Section 3.1 Conditions Precedent to Effectiveness of Agreement................................................23
   Section 3.2 Conditions Precedent to All Purchases.............................................................25
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER AND SUBSERVICER..............................................26
   Section 4.1 Representations and Warranties as to the Seller and Coastal Physician Group, Inc..................26
   Section 4.2 Representations and Warranties of the Seller as to Purchased Receivables..........................32
   Section 4.3 Repurchase Obligations............................................................................35
ARTICLE V GENERAL COVENANTS OF THE SELLER........................................................................36
   Section 5.1 Affirmative Covenants of the Seller...............................................................36
   Section 5.2 Reporting Requirements of the Seller..............................................................37
   Section 5.3 Negative Covenants of the Seller..................................................................38
ARTICLE VI ACCOUNTS ADMINISTRATION...............................................................................39
   Section 6.1 Collection Account................................................................................39
   Section 6.2 Determinations of the Servicer....................................................................39
   Section 6.3 Distributions from Accounts.......................................................................40
   Section 6.4 Allocation of Moneys following Termination Date...................................................40
   Section 6.5 Accounting........................................................................................41
ARTICLE VII APPOINTMENT OF THE SUBSERVICER AND SUCCESSOR SERVICER................................................41
   Section 7.1 Appointment of the Subservicer....................................................................41
   Section 7.2 Additional Subservicers...........................................................................41
   Section 7.3 Duties and Responsibilities of the Subservicer....................................................42
   Section 7.4 Authorization of the Servicer.....................................................................44
   Section 7.5 Subservicing Fee; Subservicing Expenses...........................................................45
   Section 7.6 Annual Statement as to Compliance.................................................................45
   Section 7.7 Transfer of Servicing Between Subservicer and Servicer............................................46
   Section 7.8 Subservicer Not to Resign.........................................................................46
   Section 7.9 Appointment of the Successor Subservicer..........................................................46


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
   Section 7.10 Duties of the Subservicer to the Successor Servicer..............................................47
   Section 7.11 Effect of Termination or Resignation.............................................................47
ARTICLE VIII EVENTS OF SELLER DEFAULT............................................................................47
   Section 8.1 Events of Seller Default..........................................................................47
ARTICLE IX INDEMNIFICATION.......................................................................................50
   Section 9.1 Indemnities by the Seller.........................................................................50
   Section 9.2 Security Interest.................................................................................51
ARTICLE X MISCELLANEOUS..........................................................................................51
   Section 10.1 Notices, Etc.....................................................................................51
   Section 10.2 Remedies.........................................................................................51
   Section 10.3 Binding Effect; Assignability....................................................................52
   Section 10.4 Costs, Expenses and Taxes........................................................................52
   Section 10.5 No Proceedings...................................................................................53
   Section 10.6 Amendments; Waivers; Consents....................................................................53
   Section 10.7 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.....................................53
   Section 10.8 Execution in Counterparts; Severability..........................................................54


Schedule 1        Ineligible Medicaid States
Schedule 2        Ineligible Blue Cross/Blue Shield Plans
Schedule 3 List of Names Under Which Seller is Doing Business, Names of Provider Affiliates and Addresses at Which Provider Affiliates are Doing Business, Names of Provider Physicians and Addresses at Which Provider Physicians are Doing Business.
Schedule 4 Disclosures by the Seller and the Provider Affiliates Regarding HCFA Matters
Schedule 5        Additional Subservicers
Schedule 6        Litigation Disclosure
Schedule 7        Stock/Asset Dispositions

Exhibit A         Form of Notice to Payors
Exhibit B         Form of Lockbox Account Agreement
Exhibit C         Form of Purchase Assignment
Exhibit D         Form of Manager's Certificate for the Seller
Exhibit E         Form of Opinion of Counsel for the Seller
Exhibit F         Form of Repurchase Assignment
Exhibit G         Form of Section 6.2 Determination of the Servicer
Exhibit H-1       Form of Independent Contractor (Physician) Agreement
Exhibit H-2       Form of Independent Contractor (Physician) Agreement
Exhibit H-3       Form of Independent Contractor (Physician) Agreement
Exhibit I         Form of Service Agreement
Exhibit J         Form of Assignment Of Postal Box Agreement
Exhibit K         Supplemental Letter Agreement
Exhibit L         Form of Billing and Collection Agreement


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                  SALE AND SUBSERVICING AGREEMENT (the "Agreement"), dated as of
June 6, 1997, by and among COASTAL RECEIVABLES LLC, a Delaware limited liability company, as Seller (as such, together with its successors and permitted assigns, the "Seller") and Coastal Physician Group, Inc., a Delaware Corporation, as Subservicer hereunder (as such, together with its successors and permitted assigns, the "Subservicer"), NPF XI, INC., an Ohio corporation, as Purchaser (as such, together with its successors and permitted assigns, the "Purchaser"), and NATIONAL PREMIER FINANCIAL SERVICES, INC., an Ohio corporation, as Servicer (as such, together with its successors and permitted assigns, the "Servicer").

                                   WITNESSETH:

                  WHEREAS, the Seller, a special purpose limited liability company, desires to sell certain health care receivables administered by and purchased from the Provider Affiliates of the Seller;

                  WHEREAS, the Purchaser is a special purpose corporation formed for the purpose of purchasing certain health care receivables and funding such purchases with the proceeds from the issuance of promissory notes;

                  WHEREAS, the Seller and the Purchaser intend that the Purchaser will purchase certain health care receivables from the Seller from time to time;

                  WHEREAS, the Purchaser has appointed the Servicer to perform certain servicing, administrative and collection functions in respect of the receivables purchased by the Purchaser under this Agreement (the "Purchased Receivables");

                  WHEREAS, in order to effectuate the purposes of this Agreement, the Purchaser and the Servicer desire that the Subservicer be appointed to perform certain servicing, administrative and collection functions in respect of the Purchased Receivables;

                  WHEREAS, the Subservicer has been requested and is willing to act as the Subservicer; and

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 CERTAIN DEFINED TERMS.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "ACCREDITATION" means certification by the JCAHO that a facility fully complies with the standards set by the JCAHO for operation of such facility.

                  "ADDITIONAL SUBSERVICER" has the meaning specified in Section 7.2.

                  "ADDITIONAL SUBSERVICING AGREEMENT" has the meaning specified in Section 7.2.

                  "ADMINISTRATIVE FEE" means, as of any Purchase Date, an amount equal to 8.5% of the Net Value of Purchased Receivables purchased on such Purchase Date, deposited, for servicing expenses, with the Servicer, reimbursable, from time to time, in whole or in part, to the Subservicer by payment of the Subservicing Fee.

                  "ADVERSE CLAIM" means any claim of ownership or any lien, security interest or other charge or encumbrance, or other type of preferential arrangement having the effect of a lien or security interest.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933.

                  "BASE RATE" means, as of any Purchase Date, a percentage equal to 10.97% per annum, subject to adjustment during the six-month period immediately subsequent to the Closing Date such that the Base Rate will, in no event, be less than Purchaser's cost of funds plus 325 basis points, and upon the occurrence of and during the continuance of an Event of Seller Non-compliance, means, as of any Purchase Date the percentage set forth above plus an additional 2% per annum.

                  "BILLED AMOUNT" means, with respect to any Receivable the amount billed to the related Payor with respect thereto prior to the application of any Contractual Allowance.

                  "BILLING DATE" means the earlier of the date on which the claim with respect to a Receivable was submitted to the related Payor and ninety
(90) days after the date on which the services giving rise to a Receivable were rendered, and as related to Rebilled Receivables the date on which a Receivable is initially billed or rebilled, as the case may be, to the appropriate Payor provided such rebilling is approved by the Servicer.


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                  "BLUE CROSS/BLUE SHIELD CONTRACT" means any and all agreements currently in force between the Seller and any Blue Cross/Blue Shield plan.

                  "BUSINESS DAY" means any day of the year other than a Saturday, Sunday or any day on which banks are required, or authorized, by law to close in the State of Ohio, the State of New York or the State of North Carolina.

                  "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense established by 10 USC ss.ss. 1071 et seq.

                  "CHAMPUS RECEIVABLE" means a Receivable payable pursuant to CHAMPUS.

                  "CHAMPUS REGULATIONS" means collectively, all regulations of the Civilian Health and Medical Program of the Uniformed Services including (a) all federal statutes (whether set forth in 10 USC 1071 or elsewhere) affecting CHAMPUS; and (b) all applicable provisions of all rules, regulations (including 32 CFR 199), manuals, orders, and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

                  "CLOSING DATE" means June 6, 1997.

                  "COASTAL PHYSICIAN GROUP, INC." is a Delaware corporation and owner of the Manager, each Provider Affiliate, directly or indirectly, and has an ownership interest, along with each of the Provider Affiliates, in the Seller. Coastal Physician Group, Inc., together with its Subsidiaries, is a physician management company providing a broad range of health care and administrative services to physicians, hospitals, governmental agencies, managed care programs, employers, and other health care organizations nationwide.

                  "COLLECTION ACCOUNT" means the trust account maintained with the Trustee described in Section 2.3(c).

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable.

                  "COMMERCIAL LOCKBOX ACCOUNT" has the meaning specified in
Section 2.3(a).

                  "COMMERCIAL PAYMENT" has the meaning set forth in Section 2.3
(a).


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                  "CONCENTRATION LIMITS" means: the following expressed as a percentage or Dollar amount of the aggregate Net Value of the Purchased Receivables then outstanding:

                  (i) Purchased Receivables payable by Blue Cross and Blue Shield plans -- 5%;

                  (ii) Purchased Receivables payable by any one state Medicaid program -- 10%;

                  (iii) Purchased Receivables payable by any one Blue Cross and Blue Shield plan-- 4%;

                  (iv) Purchased Receivables payable by any one commercial insurer, HMO, PPO or other similar managed care program or Provider Payor -- 10%;

                  (v) Purchased Receivables payable by any one federal Governmental Authority other than Medicare and CHAMPUS -- 15%;

                  (vi) Purchased Receivables payable by any one state Governmental Authority other than Medicaid -- 5%; and

                  (vii) Purchased Receivables payable by all state Medicaid programs -- 25%.

                  "CONTRACT" means an agreement (or agreements), pursuant to, or under which, a Payor shall be obligated to pay the Seller, a Provider Affiliate, or a Provider Physician for services rendered or merchandise sold to patients of such Provider Affiliate or Provider Physician.

                  "CONTRACTUAL ALLOWANCE" means an amount verified by the Servicer in accordance with historical liquidation experience (actual collections received on the Billed Amount within 180 days of the Billing Date) and reimbursement schedules by Payor Class by which the amount of charges billed to any Payor are to be adjusted to reflect the entitled reimbursement pursuant to any contract or other arrangement between such Payor and the Seller, a Provider Affiliate or a Provider Physician.

                  "CREDIT DEFICIENCY" has the meaning specified in Section
6.2(d).

                  "CURRENT NET VALUE AMOUNT" has the meaning specified in
Section 6.2(c).

                  "DCR" means Duff & Phelps Credit Rating Co., its successors and assigns.

                  "DEBT" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person,


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even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

                  "DEFAULTED RECEIVABLE" means a Receivable as to which, on any Determination Date (a) any part of the Net Value thereof remains unpaid for more than 180 days from the Billing Date for such Receivable; or (b) the Payor thereof has taken any action, or suffered any event to occur, of the type described in Section 8.1(c); or (c) the Servicer or the Subservicer otherwise reasonably deems any part of the Net Value thereof to be uncollectible from an Eligible Payor.

                  "DETERMINATION DATE" means the Business Day preceding the Purchase Date of each week.

                  "DOLLAR" and "$" means lawful money of the United States of America.

                  "DRG CODE" means the Diagnosis Related Group code assigned by HCFA.

                  "ELIGIBLE PAYOR" means a Payor which is

                  (a) (i) a commercial insurance company, organized under the laws of any jurisdiction in the United States, having its principal office in the United States;
                           (ii) a Blue Cross/Blue Shield plan other than those listed on Schedule 2; (iii) Medicare, Medicaid plans other than those administered by the states listed on
                           Schedule 1, or CHAMPUS; (iv) an HMO, PPO or other similar managed care program, each organized under the laws of any jurisdiction in the United States, having its principal office in the United States; (v) a Provider Payor provided that a Provider Payor shall not be an Eligible Payor without the consent of the Servicer; or (vi) a Governmental Authority Payor;

                  (b) in the case of (a)(i), (ii), (iv) and (v) above, to the extent required by the Purchaser, in receipt of a letter substantially in the form of Exhibit A hereto; and

                  (c) not subject to bankruptcy or insolvency proceedings at the time of sale of the Receivable to the Purchaser.

                  "ELIGIBLE RECEIVABLE" means, at any time, a Receivable as to which the representations and warranties of Section 4.2 are true and correct in all respects at the time of Purchase.


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
                  "ELIGIBLE RECEIVABLE AMOUNT" means, with respect to any Eligible Receivable, an amount equal to its Billed Amount after giving effect to any Contractual Allowance with respect to such Eligible Receivable.

                  "EQUITY ACCOUNT" means the trust account of the Purchaser maintained with the Trustee titled "Equity Account."

                  "EVENT OF SELLER DEFAULT" has the meaning specified in Section 8.1.

                  "EVENT OF SELLER NON-COMPLIANCE" means the occurrence and continuance of any Event of Seller Default or the Seller's or Subservicer's breach or failure to comply with any representation, warranty, covenant or obligation of the Seller or Subservicer set forth in this Agreement for a period of the lesser of (a) twenty (20) days or (b) ten (10) days after notice to the Seller from the Servicer or the Purchaser of such breach or failure.

                  "FEE-FOR-SERVICE CONTRACTS" has the meaning set forth in
Section 2.3 (a).

                  "FLAT RATE CONTRACT" means those Contracts with respect to which the applicable Payor is obligated to pay a single monthly lump sum payment to the Seller or Provider Affiliate other than a Contract with respect to an HMO, PPO or other managed care plan or group.

                  "GOTTLIEB" shall have the meaning set forth in Section 2.3
(a).

                  "GOVERNMENTAL AUTHORITY" means the United States of America, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

                  "GOVERNMENTAL RECEIVABLE" means a Receivable generated under a written Contract with a Governmental Authority.

                  "GOVERNMENTAL CONSENTS" has the meaning specified in Section 4.1(h).

                  "HBR" has the meaning set forth in Section 2.3 (a).

                  "HCFA" means the Health Care Financing Administration, an agency of the HHS charged with administering and regulating, inter alia, certain aspects of Medicaid and Medicare.

                  "HEALTH FACILITY LICENSE" means a license issued by a state health agency or similar agency or body certifying that the facility has been inspected and found to comply with applicable laws for operating such a health facility.

                  "HHS" means the Department of Health and Human Services, an agency of the Federal Government of the United States.


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
                  "HMO" means a health maintenance organization.

                  "IPN" has the meaning set forth in Section 2.3 (a).

                  "INDEMNIFIED AMOUNTS" has the meaning specified in Section 9.1(a).

                  "INDEMNIFIED PARTY" has the meaning specified in Section
9.1(a).

                  "INDEPENDENT CONTRACTOR (PHYSICIAN) AGREEMENT" means an agreement between a Provider Physician and a Provider Affiliate substantially in the form of Exhibit H-1, H-2 or H-3 (or similar form acceptable to the Servicer), providing for, among other things, the transfer and assignment of Receivables to a Provider Affiliate.

                  "INDIVIDUALLY ENROLLED PROVIDER PHYSICIAN" has the meaning specified in Section 2.3(a)(ii)(A)2 of this Agreement.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

                  "INVESTMENT INCOME" means income of any nature from the investment or deposit of funds in the Seller Credit Reserve Account or Offset Reserve Account or any other reserve or account required hereunder.

                  "JCAHO" means the Joint Commission for Accreditation of Health Care Organizations.

                  "LOCKBOX ACCOUNT" has the meaning specified in Section 2.3(a).

                  "LOCKBOX ACCOUNT AGREEMENT" means an agreement among the Servicer and a depository institution satisfactory to the Purchaser with respect to the Commercial Lockbox Account and among the Seller, the Servicer and a depository institution satisfactory to the Purchaser with respect to the Medicare Lockbox Account, in each case (a) providing that all Collections therein shall be remitted directly by such depository institution to the Collection Account within one Business Day of receipt and (b) otherwise satisfactory to the Purchaser.

                  "MANAGER" means Coastal SPC Member Corp., a Delaware corporation, which is a member of the Seller designated in the operating agreement of the Seller as having management authority for the purpose of conducting the business of the Seller.

                  "MANAGER'S CERTIFICATE" means a certificate signed by at least two (2) officers of the Manager, which officers must be a part of the management structure of the Seller, (a) one such officer shall hold the office of the President, Vice President or Treasurer of the Manager and (b) the second such officer shall hold (i) any of the offices described in the preceding clause (a) or (ii) the office of Secretary of the Manager.


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
                  "MEDICAID" means the medical assistance program established by Title XIX of the Social Security Act (42 USC ss.ss. 1396 et seq.) and any statutes succeeding thereto.

                  "MEDICAID CERTIFICATION" means certification of a facility by HCFA or a state agency or entity under contract with HCFA that the facility fully complies with all the conditions of participation set forth in Medicaid Regulations.

                  "MEDICAID PROVIDER AGREEMENT" means an agreement entered into between a federal or state agency or other such entity administering the Medicaid program and a health care facility under which the health care facility agrees to provide services or merchandise for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

                  "MEDICAID RECEIVABLE" means a Receivable payable pursuant to Medicaid.

                  "MEDICAID REGULATIONS" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, HCFA, the office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

                  "MEDICARE" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC ss.ss. 1395 et seq.) and any statutes succeeding thereto.

                  "MEDICARE CERTIFICATION" means certification of a facility by HCFA or a state agency or entity under contract with HCFA that the facility fully complies with all the conditions of participation set forth in Medicare Regulations.

                  "MEDICARE LOCKBOX ACCOUNT" has the meaning specified in
Section 2.3(a).

                  "MEDICARE/MEDICAID OFFSET" means, with respect to Medicare Receivables and Medicaid Receivables, an offset against payment thereof, which has occurred due to a Medicare or Medicaid settlement.

                  "MEDICARE PAYMENT" has the meaning set forth in Section 2.3
(a).

                  "MEDICARE PROVIDER AGREEMENT" means an agreement entered into between a federal or state agency or other such entity administering the Medicare program and a health care facility under which the health care facility agrees to provide services or merchandise for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.


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
                  "MEDICARE RECEIVABLE" means a Receivable payable pursuant to Medicare.

                  "MEDICARE REGULATIONS" means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

                  "NET ADMINISTRATIVE FEE" means, as of any Purchase Date, an amount equal to the Administrative Fee minus the Subservicing Fee for such Purchase Date (but not less than zero).

                  "NET SUBSERVICING FEE" means, as of any Purchase Date, an amount equal to the Subservicing Fee minus the Administrative Fee for such Purchase Date (but not less than zero).

                  "NET VALUE" of any Receivable at any time means an amount (not less than zero) equal to (a)(i) the Eligible Receivable Amount multiplied by
(ii) 0.91; minus (b) all payments received from the Payor with respect thereto; provided, that if the Servicer makes a reasonable determination that all payments by the Payor with respect to such Receivable have been made, the Net Value shall be zero, and provided, further, that for purposes of calculations under Article VI only, (a) no deductions in Net Value will be made until such time as the Servicer has received Collections with respect to a Purchased Receivable and processed the related Remittance Advice and (b) the Net Value of a Defaulted Receivable shall be zero.

                  "OFFSET RESERVE ACCOUNT" means the trust account maintained with the Trustee as specified in Section 2.3(b).

                  "OTHER SELLERS" has the meaning specified in Section 2.7.

                  "PAID RECEIVABLE" means, as of any Determination Date, a Purchased Receivable as to which a payment by the Payor with respect to such Receivable has been received.

                  "PAID RECEIVABLES AMOUNT" has the meaning specified in Section 6.2(b).

                  "PAYOR" means, with respect to any Receivable, the Person primarily obligated to make payments in respect thereto.

                  "PAYOR CLASS" means, with respect to any Payor, one of the following: (a) commercial insurance Payors; (b) Medicare Payors; (c) Medicaid Payors; (d) Blue Cross/Blue


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
Shield Payors; (e) CHAMPUS Payors; (f) HMO and PPO Payors; (g) Provider Payors; and (h) Governmental Authority Payors.

                  "PERSON" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, voluntary association, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "PO BOXES" has the meaning set forth in Section 2.3 (a).

                  "PPO" means a preferred provider organization.

                  "PRINCIPAL AMORTIZATION EVENT" means an event under any loan agreement or indenture following which the funding of the Purchaser to be utilized in purchasing Receivables hereunder may be terminated.

                  "PRIOR NET VALUE AMOUNT" has the meaning specified in Section 6.2(a).

                  "PROGRAM FEE" means, (a) as of the first Purchase Date in any calendar month, an amount determined by the Servicer, equal to (i) 1/12 of the annualized Base Rate multiplied by (ii) the aggregate Net Value of all Purchased Receivables including (A) Defaulted Receivables (net of recoveries including amounts that have been deducted from the Seller Credit Reserve Account) and (B) those Receivables to be purchased on such Purchase Date; and (b) as of any subsequent Purchase Date in any month, an amount determined by the Servicer, equal to (i) 7/360 of the annualized Base Rate multiplied by (ii) any increase in the aggregate Net Value of all Purchased Receivables since such first Purchase Date including (A) Defaulted Receivables (net of recoveries including amounts that have been deducted from the Seller Credit Reserve Account) and (B) those Receivables to be purchased on such Purchase Date, provided, that if the Seller and the Purchaser agree to a Purchase on a date other than a regularly scheduled Purchase Date, then the Program Fee shall be calculated and paid on the date of such Purchase in the manner provided above, except that the Program Fee for such date shall be prorated based upon the actual number of days elapsed since the preceding Purchase Date.

                  "PROVIDER AFFILIATE" means an Affiliate of the Seller, listed on Schedule 3 attached hereto, wholly owned or controlled by Coastal Physician Group, Inc., a Delaware corporation, which has contracted with the Seller to sell, transfer and assign its Receivables to the Seller.

                  "PROVIDER PAYOR" means any medical services provider (including but not limited to hospitals and urgent care units) for which a Provider Affiliate or a Provider Physician has provided services by contract resulting in the generation of a Receivable to be reimbursed by an HMO, PPO or other similar managed care program, commercial insurer, Medicare, Medicaid, CHAMPUS, Governmental Authority or other governmental program created or organized under the laws of any jurisdiction in the United States, having its principal office in the United States.

                  "PROVIDER PHYSICIAN" means a healthcare provider that is either an individually licensed physician or group of physicians operating as a business, professional corporation or professional association that has entered into an Independent Contractor (Physician) Agreement or Service Agreement (or similar agreement acceptable to the Servicer) with a Provider Affiliate whereby the Provider Physician sells, transfers and assigns its Receivables to a Provider Affiliate.

                  "PURCHASE" means a purchase by the Purchaser of Eligible Receivables from the Seller pursuant to Section 2.2.

                  "PURCHASE ACCOUNT" means the trust account of the Purchaser maintained with the Trustee titled "NPF XI - Purchase Account."

                  "PURCHASE ASSIGNMENT" means the assignment of Purchased Receivables entered into between the Seller and the Purchaser on the initial Purchase Date and any subsequent Purchase Date upon the Purchaser's request substantially in the form of Exhibit C.

                  "PURCHASE COMMITMENT" means an amount not to exceed $112,000,000.

                  "PURCHASE DATE" means the Closing Date and thereafter, Monday of each week or the following Business Day if such day is not a Business Day, or any other Business Day mutually agreed to by the Seller and the Purchaser.

                  "PURCHASE NOTICE" means a notice in a form reasonably acceptable to the Purchaser, which enables the Purchaser to identify all Eligible Receivables owned on such date by the Seller, and the Required Information with respect thereto, segregated by Payor Class.

                  "PURCHASE PRICE" has the meaning specified in Section 2.2(b).

                  "PURCHASED RECEIVABLE" means any Receivable which has been purchased by the Purchaser from the Seller hereunder, including all Defaulted Receivables and a Rejected Receivable prior to its repurchase.

                  "PURCHASER" means NPF XI, Inc., an Ohio corporation, together with its successors and assigns.

                  "RVU" means Relative Value Unit as defined by HCFA in order to calculate the relative value assigned to a physician service based on the work involved in, the practice overhead expense attributable to, and the malpractice risk associated with, the performance of that service.

                  "REBILLED RECEIVABLE" means a Receivable which has been revised and rebilled to an Eligible Payor as a result of reclassification of such Receivable previously determined by the Subservicer or the Servicer to be other than an Eligible Receivable.

                  "RECEIVABLE" means (a) an account receivable billed to a Payor arising from the provision of health care services (and any services or sales ancillary thereto) by the Seller, the Provider Affiliate or Provider Physicians who have entered into various agreements with the Provider Affiliate including the right to payment of any interest or finance charges and other obligations of such Payor with respect thereto;

                  (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Payor;

                  (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable; and

                  (d) all Collections, Records and proceeds with respect to any of the foregoing.

                  "RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT" means that certain agreement dated as of June 6, 1997 by and among one or more of the Provider Affiliates and the Seller whereby, inter alia, the Seller has purchased or will purchase from the Provider Affiliates all of their respective right, title and interest in, to and under their health care receivables.

                  "RECORDS" means all Contracts and other documents, books, records (excluding medical records subject to the physician/patient privilege or otherwise required to be kept confidential by law) and other information (including, without limitation, computer programs (subject to any restrictions contained in licensing agreements), tapes, disks, punch cards, data processing software (subject to any restrictions contained in licensing agreements) and related property and rights) prepared and maintained by the Seller, the Provider Affiliates or the Subservicer with respect to Receivables (including Purchased Receivables) and the related Payors.

                  "REJECTED AMOUNT" has the meaning specified in Section 6.2(e).

                  "REJECTED RECEIVABLE" has the meaning specified in Section
4.3.

                  "RELATED DOCUMENTS" means the Receivables Purchase and Contribution Agreement, the Independent Contractor (Physician) Agreements, the Service Agreements, each Purchase Assignment, the Lockbox Account Agreement and all documents required to be delivered thereunder and under this Agreement.

                  "REMITTANCE ADVICE" means, with respect to a Receivable, written confirmation received by the Servicer from the Subservicer or the related Payor of the amount paid on a specific Receivable.

                  "REQUIRED INFORMATION" means, with respect to a Receivable,
(a) the Payor, (b) the DRG Code, if applicable, (c) the Eligible Receivable Amount, (d) the Billing Date, (e) the RVUs, if applicable, and (f) the patient account number, if applicable.

                  "S & P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc., and its successors and assigns.

                  "SSG" has the meaning set forth in Section 2.3 (a).

                  "SELLER" means Coastal Receivables LLC, a Delaware limited liability company, together with its successors and assigns.

                  "SELLER CREDIT RESERVE ACCOUNT" means the trust account maintained with the Trustee as specified in Section 2.3(b).

                  "SERVICE AGREEMENT" means an agreement between a Provider Physician and a Provider Affiliate substantially in the form of Exhibit I (or similar form acceptable to the Servicer), providing for, among other things, the transfer and assignment of Receivables to a Provider Affiliate.

                  "SERVICE DATE" means the date on which services are rendered to the applicable patient or health care facility with respect to a particular Receivable.

                  "SERVICER" means National Premier Financial Services, Inc., an Ohio corporation, or any Person designated as the successor Servicer, and its successors and assigns, from time to time.

                  "SERVICING OFFICER" OR "SERVICING MEMBER", as the case may be, means any officer or member of the Servicer involved in, or responsible for, the administration and servicing of the Purchased Receivables whose name appears on an Officer's Certificate or Manager's Certificate listing servicing officers or members furnished to the Purchaser by the Servicer, as amended, from time to time.

                  "SERVICING RECORDS" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Subservicer or the Servicer with respect to the Purchased Receivables and the related Payors.

                  "SPECIFIED CREDIT RESERVE BALANCE" means, with respect to the Seller in the Seller Credit Reserve Account, as of any Purchase Date, an amount equal to 6.5% of the Net Value of Purchased Receivables including, but not limited to (a) Defaulted Receivables (net of recoveries including amounts that have been deducted from the Seller Credit Reserve Account) and (b) those Receivables to be purchased on such Purchase Date.

                  "SPECIFIED OFFSET RESERVE BALANCE" means, with respect to the Seller in the Offset Reserve Account, as of any Purchase Date, an amount equal to the greater of (a) 2.0% of the Net Value of Purchased Receivables including, but not limited to (i) Defaulted Receivables (net of recoveries including amounts that have been deducted from the Seller Credit Reserve

Account) and (ii) those Receivables to be purchased on such Purchase Date; and
(b) 1.5 times the most recent year's aggregate audited Medicare and Medicaid cost report liabilities, if applicable.

                  "SUBSERVICER" means Coastal Physician Group, Inc., or any Person designated as Subservicer, from time to time, hereunder.

                  "SUBSERVICING FEE" has the meaning specified in Section 7.5.

                  "SUBSERVICING OFFICER" OR "SUBSERVICING MEMBER", as the case may be, means any officer or member of the Subservicer involved in, or responsible for, the administration and servicing of the Purchased Receivables whose name appears on an Officer's Certificate or Manager's Certificate listing servicing officers or members furnished to the Purchaser or the Servicer by the Subservicer, as amended, from time to time.

                  "SUBSIDIARY" means, as to any Person, any corporation, limited liability company or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, Manager, voting members or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "TERMINATION DATE" means the earlier of (a) June 1, 2000, or
(b) the date of declaration or automatic occurrence of the Termination Date pursuant to Section 8.1.

                  "TRIAD" has the meaning set forth in Section 2.3 (a).

                  "TRUSTEE" means The Chase Manhattan Bank, a national banking association, or any successor Trustee appointed by the Purchaser.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the state of the location of the Seller's chief executive office.

                  SECTION 1.2 OTHER TERMS.

                  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.


                                   ARTICLE II

                  PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS

                  SECTION 2.1 PURCHASE AND SALE.

                  The Seller does hereby agree to sell, transfer, assign, set over and convey to the Purchaser, without recourse other than as provided herein, all right, title and interest of the Seller in and to the Receivables sold pursuant to this Agreement and the Purchaser does hereby agree to purchase Eligible Receivables pursuant to the terms of this Agreement; provided, that with respect to each Purchased Receivable which is a Medicare Receivable, a Medicaid Receivable, a CHAMPUS Receivable or other Governmental Receivables to the extent required by applicable law, the Provider Affiliates, the Provider Physician, the Seller, and/or the Subservicer hereunder, shall retain all rights of collection with respect to such Receivable to the extent required by applicable law.

                  SECTION 2.2 CONVEYANCE OF RECEIVABLES.

                  (a) No later than 2:00 p.m. on the fifth Business Day prior to each Purchase Date, the Seller shall deliver, or cause to be delivered, to the Servicer a Purchase Notice. In the event that the Seller does not provide such notification, the Purchaser will have no obligation to purchase any Eligible Receivable on such Purchase Date. Upon receipt of a Purchase Notice, the Servicer, as agent for the Purchaser, shall reasonably determine which of the Receivables specified therein are Eligible Receivables. In the event the Servicer determines that any Receivables identified on such notice are not Eligible Receivables, such Receivables shall not be eligible for sale on such Purchase Date. On each Purchase Date, following its selection of Eligible Receivables, the Servicer will determine the Purchase Price in accordance with subsection (b) hereof. The Seller shall be obligated to execute and deliver to the Purchaser a Purchase Assignment with respect to Purchased Receivables as of the initial Purchase Date and thereafter upon the written request of the Purchaser. Notwithstanding the foregoing, the Purchaser shall have no obligation to purchase Receivables from the Seller to the extent the aggregate Net Value of all Purchased Receivables (including Defaulted Receivables to the extent recoveries have not been made with respect to such Defaulted Receivables) is in excess of the Purchase Commitment.

                  (b) The Purchase Price with respect to Purchased Receivables purchased on any Purchase Date shall be an amount (not less than zero) equal to
(i) the aggregate Net Value of such Purchased Receivables; minus (ii) the sum of
(A) the Program Fee as of such Purchase Date; (B) the amount, if any, by which the amount in the Seller Credit Reserve Account deposited hereunder (net of withdrawals required hereunder) is less than the Specified Credit Reserve Balance as of such Purchase Date (which amount will be the full Specified Credit Reserve Balance on the initial Purchase Date); and (C) the amount, if any, by which the amount in the Offset Reserve Account deposited hereunder (net of withdrawals required hereunder) is less than the Specified Offset Reserve Balance as of such Purchase Date (which amount will be the full Specified Offset Reserve Balance on the initial Purchase Date) and (D) the Net Administrative Fee due to the Servicer. Following delivery of a duly executed Purchase Assignment, subject to the satisfaction of the conditions set forth in Section 3.2, the Purchaser shall, by withdrawal from the Purchase Account, (w) pay to the Seller the Purchase Price for all Purchased Receivables purchased on such Purchase Date, (x) deposit the Program Fee in the Equity Account, (y) make a deposit in the amount set forth in (B) above, if any, in the Seller Credit Reserve Account, and (z) make a deposit in the amount set forth in (C) above, if any, in the Offset Reserve Account, and pay to the Servicer the Net Administrative Fee. Payment of such Purchase Price shall be made by the Servicer, as agent for the Purchaser, causing the

Trustee to effect such payment. In the event the Purchase Price is zero on any Purchase Date, the Purchaser shall only be required to make deposits specified in (x), (y), and (z) above in an amount equal to the Net Value of such Purchased Receivables as of such Purchase Date, with priority being given in the foregoing order. In the event the Net Value of such Purchased Receivables purchased on that Purchase Date is less than the Program Fee (including where no Receivables are purchased on the relevant Purchase Date), to the extent funds deposited hereunder (net of withdrawals required hereunder) are sufficient, the Servicer shall cause the Trustee to withdraw the difference from the Seller Credit Reserve Account to the extent of amounts in excess of the Specified Credit Reserve Balance on such Purchase Date and deposit it in the Equity Account.

                  (c) Following payment of the Purchase Price on any Purchase Date, ownership of each Purchased Receivable will be vested in the Purchaser. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any Purchased Receivable. The Seller shall indicate in its Records that ownership of each Purchased Receivable is held by the Purchaser and shall cause each Provider Affiliate to so indicate in its Records. In addition, the Seller shall respond to any inquiries with respect to ownership of a Purchased Receivable by stating that it is no longer the owner of such Purchased Receivable and that ownership of such Purchased Receivable is held by the Purchaser. Documents (other than medical records, which shall be retained by each Provider Affiliate) relating to the Purchased Receivables shall be held in trust by the Seller and the Subservicer, for the benefit of the Purchaser as the owner thereof, and possession of any Required Information or incident relating to the Purchased Receivables so retained is for the sole purpose of facilitating the servicing of the Purchased Receivables. Such retention and possession is at the will of the Purchaser and in a custodial capacity for the benefit of the Purchaser only. To further evidence such sale, at the request of the Purchaser, the Seller shall cause each Provider Affiliate and/or Provider Physician to (i) mark conspicuously each invoice evidencing each Purchased Receivable with a legend, acceptable to the Purchaser, evidencing that the Purchaser has purchased all right and title thereto and interest therein as provided in this Agreement; (ii) mark its master data processing records evidencing such Purchased Receivables with such legend; and (iii) send notification to Payors as to the transfer of such interest in the Purchased Receivables.

                  SECTION 2.3 ESTABLISHMENT OF ACCOUNTS; CONVEYANCE OF INTERESTS
                              THEREIN; INVESTMENT.

                  (a) Lockbox Account.

                  (i) Prior to the execution and delivery of this Agreement, the Seller shall

                      (A) in the Servicer's sole discretion, establish and maintain at the Seller's expense (1) account(s) in the name of the Seller, the names of the Provider Affiliates or the names of the Provider Physicians, as the case may be, with a depository institution satisfactory to the Purchaser (the "Medicare Lockbox Account") into which all Collections in respect of Medicaid, Medicare and CHAMPUS Receivables shall be deposited; and (2) an account in the name of the Servicer into which all Collections from Eligible Payors in respect of other

Receivables shall be deposited (the "Commercial Lockbox Account"); provided that neither the Seller nor the Servicer shall be permitted to withdraw any amounts from the Commercial Lockbox Account or change the procedures under the Lockbox Account Agreement except in the case of an assignment by the Purchaser of its interests herein under Section 10.3. The Medicare Lockbox Account and the Commercial Lockbox Account are referred to collectively in this Agreement as the "Lockbox Account"); and (B) enter into the Lockbox Account Agreement.

                  The provisions of the Lockbox Account Agreement described in the definition thereof may not be amended without the consent of the Trustee. The Seller hereby agrees upon the request of Purchaser or Servicer to direct or cause each Provider Affiliate or Provider Physician, as the case may be, to direct each Payor of an Eligible Receivable to remit all payments with respect to such Receivable for deposit into the Commercial Lockbox Account (other than the Payors of Medicaid, Medicare and CHAMPUS Receivables and, to the extent determined by the Servicer, Governmental Receivables which the Seller shall direct or cause each Provider Affiliate or Provider Physician, as the case may be to direct, to remit all payments with respect to such Receivables for deposit in the Medicare Lockbox Account) by delivering to such Payor a notice attached as Exhibit A hereto. The Seller further agrees not to change any such directive to Payors without the prior written consent of the Purchaser and the Servicer. The Seller agrees not to terminate, or permit the Provider Affiliates or Provider Physicians to terminate, the Medicare Lockbox Account Agreement without first providing the Purchaser and the Servicer with written notice at least 30 days prior to the effective date of such termination. The Seller acknowledges that payments deposited in the Medicare Lockbox Account will be swept from the Medicare Lockbox Account to the Collection Account on a daily basis. The Seller hereby agrees not to change or direct the custodian thereof to modify such sweep order without first providing the Purchaser and the Servicer with written notice at least 30 days prior to the effective date of such change in sweep order. In the event the Seller or any other Person terminates the Medicare Lockbox Account, changes the sweep order with respect to the Medicare Lockbox Account or the Payors receive any instruction whatsoever from the Seller indicating that Collections with respect to the Eligible Receivables should be sent to any location other than the Lockbox Account or such other location as may be mutually agreed to by the Purchaser and the Seller, the Seller hereby acknowledges and agrees that such actions would be an express violation of this Agreement, would cause irreparable harm to the Purchaser for which there would be no adequate remedy at law, and agrees and consents to grant the Purchaser specific performance of the terms and provisions of this Agreement. The custodian of the Lockbox Account may rely upon the terms and restrictions set forth in subsection 2.3(a); and

                  (ii) Seller and Subservicer agree that the following procedures will be followed in the collection of the Purchased Receivables:

                           (A)(1) Receivables for Fee-for-Service Contracts
Billed by Healthcare Business Resources, Inc. Certain of the Provider Affiliates have entered into billing and collection agreements with Healthcare Business Resources, Inc. ("HBR"), a corporation owned or controlled by Subservicer, for billing and collection of Fee-for-Service contracts ("Fee-for-Service Contracts") of such Provider Affiliates. Seller represents that Payors with respect to such Fee-for-Service Contracts have been instructed to remit, and are currently remitting, payments under each Fee-for-Service Contract to post office boxes ("PO Boxes") maintained with respect to each Fee-for-Service Contract in Durham, North Carolina, Dallas, Texas, or Pawleys Island, South Carolina. So long as Coastal Physician Group, Inc. continues as the Subservicer, there shall be no change in the "pay to" instructions given to the Payors and all collections for the Fee-for-Service Contracts shall continue to be sent to the PO Boxes. Remittances to the PO Boxes shall be administered as follows: Servicer, through its employees, shall be given control over the PO Boxes located in Durham, North Carolina, Pawleys Island, South Carolina and Dallas, Texas, and shall have first access to all mail received in such PO Boxes in accordance with the Mailroom and Posting Agreement attached hereto as Exhibit J. Servicer agrees to retrieve the mail from the PO Boxes on each Business Day and review and divide the remittances into three categories: (1) those received that constitute payments of Medicare Receivables, Medicaid Receivables, CHAMPUS Receivables and Governmental Receivables to the extent required by the Servicer to be deposited to the Medicare Lockbox Account (the "Medicare Payments"); (2) remittances from all other Eligible Payors (the "Commercial Payments"); and (3) remittances that are from Payors who are not Eligible Payors. Medicare Payments shall be deposited by Servicer in the Medicare Lockbox Account. Commercial Payments shall be deposited by Servicer in the Commercial Lockbox Account. All other payments received by the Servicer with respect to the HBR billed Fee-for-Service Contracts shall be administered in accordance with Sections 2.3(d) and 6.3;

                           (A)(2) Receivables for Individually Enrolled Provider
Physician Billed by Healthcare Business Resources, Inc. Certain of the individual Provider Physicians (each an "Individually Enrolled Provider Physician") have entered into Billing and Collection Agreements in the form of Exhibit L attached hereto (each a "Billing and Collection Agreement") or have entered into an oral agreement with HBR on terms substantially identical to the Billing and Collection Agreement (an "Oral Billing Agreement"), pursuant to which HBR bills and collects for professional medical services performed by an Individually Enrolled Provider Physician pursuant to an Independent Contractor (Physician) Agreement and pursuant to which HBR submits claims for payment under Part B of Medicare under the Individually Enrolled Provider Physician's individual Medicare supplier identification billing number. Upon receipt of proceeds of Medicare Receivables, Medicaid Receivables, CHAMPUS Receivables or CHAMPVA Receivables, HBR shall deposit such proceeds in a Medicare Lockbox in the name of the Provider Affiliate with whom the Individually Enrolled Provider Physician has contracted. All other payments received by HBR with respect to Receivables of the Individually Enrolled Provider Physician shall be deposited by Servicer in the Commercial Lockbox Account. All other payments received by the Servicer with respect to the Receivables generated by the Individually Enrolled Provider Physician shall be administered in accordance with Sections 2.3(d) and 6.3.

                           (B) Receivables Billed by Specialty Services Group,
Inc. Certain Provider Affiliates have entered into billing and collection agreements with Specialty Services Group, Inc. ("SSG"), a corporation owned or controlled by Subservicer, for billing and collection of Fee-for-Service Contracts of such Provider Affiliates. Seller represents that all Payors with respect to such Fee-for-Service Contracts have been instructed to remit, and are currently remitting, payments under each Fee-for-Service Contract to separate lockboxes that correspond to each Fee-for-Service Contract. Such payments shall continue to be collected into the existing lockboxes, but within one (1) Business Day after receipt (to allow SSG time to sort and credit the payments) all funds collected with respect to Purchased Receivables shall be wire transferred to the Collection Account or such other account or accounts designated by Servicer (which may but need not be the Medicare Lockbox Account and the Commercial Lockbox Account) pursuant to a standing sweep order that may not be amended or modified absent the Servicer's written consent. Any other funds received by Servicer, with respect to the SSG billed Receivables, shall be administered in accordance with Sections 2.3(d) and 6.3;

                           (C) Receivables Billed by Gottlieb Financial
Services, Inc. or Triad Certain Provider Affiliates have entered into billing and collection agreements with Gottlieb Financial Services, Inc. ("Gottlieb") or Triad ("Triad"), billing companies not affiliated with Subservicer, for billing and collection of Fee-for-Service Contracts of such Provider Affiliates. Seller represents that all Payors with respect to such Fee-for-Service Contracts have been instructed to remit, and are currently remitting, payments under each Fee-for-Service Contract to single lockboxes in the name of the Provider Affiliate. Such payments shall continue to be collected into the existing lockboxes, but all funds collected with respect to all Receivables with respect to Fee-for-Services Contracts billed by Gottlieb or Triad shall be wire transferred daily to the Collection Account or such other account or accounts designated by Servicer (which may but need not be the Medicare Lockbox Account and the Commercial Lockbox Account) pursuant to a standing sweep order that may not be amended or modified absent the Servicer's written consent. Any other funds received by the Servicer with respect to the Gottlieb and Triad billed Receivables shall be administered in accordance with Sections 2.3(d) and 6.3.

                           (D) EFT Payments. Certain Provider Affiliates collect
electronic funds transferred for payments on Flat Rate Contracts or capitated arrangement Contracts. Absent the Servicer's direction otherwise, the Seller and Subservicer shall cause and hereby represent that all such payments shall be wire transferred, within one (1) Business Day of receipt, to the Collection Account. Any other funds received by the Servicer as EFT Payments with respect to Flat Rate Contracts or capitated arrangement Contracts shall be administered in accordance with Sections 2.3(d) and 6.3.

                           (E) Flat Rate Contracts and Capitated Payments that
are not EFT Transfers. All payments received on Flat Rate Contracts or capitated Contracts by Provider Affiliates relating to Purchased Receivables are currently remitted to Subservicer for deposit in an account of Subservicer. Such amounts shall be deposited in an account designated by Servicer or deposited by Subservicer in its account and wire transferred to the Collection Account within one (1) Business Day of receipt of good funds.

                  (b) Seller Credit Reserve Account; Offset Reserve Account. The Purchaser has established and shall maintain trust accounts with the corporate trust department of the Trustee titled "NPF XI - Seller Credit Reserve Account" (the "Seller Credit Reserve Account") and "NPF XI - Offset Reserve Account" (the "Offset Reserve Account").

                  (c) Collection Account. The Purchaser has established and shall maintain a trust account with the corporate trust department of the Trustee titled "NPF XI - Collection Account" (the "Collection Account").

                  (d) The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to (i) all amounts deposited, from time to time, in the Seller Credit Reserve Account and the Offset Reserve Account and (ii) subject to the provisions of
Article VI hereunder, all amounts deposited, from time to time, in the Lockbox Account and the Collection Account. All Collections in respect of Purchased Receivables received by the Seller or the Subservicer pending transfer to the Collection Account as provided in this Agreement, shall be held by the Seller or the Subservicer, as the case may be, in trust for the benefit of the Purchaser until such amounts are deposited into the Collection Account or the Lockbox Account. All Collections in respect of Purchased Receivables received by the Seller and not deposited directly by the Payor in the Lockbox Account shall be remitted by the Seller or the Subservicer, as the case may be, to the Collection Account not later than the first Business Day after the day of receipt, and if such Collections are not so remitted on a timely basis, in addition to its other remedies hereunder, the Purchaser shall be entitled to receive a late charge (which shall be in addition to the Program Fee) equal to 12% per annum or the maximum rate legally permitted if less than such rate, of such Collections calculated as of the first Business Day of such delinquency. The Seller shall pay any such late charge on demand therefor by the Purchaser.

                  (e) Notwithstanding any other provision herein to the contrary, the Seller may, but shall not be obligated to, make a deposit at any time in the Seller Credit Reserve Account or the Offset Reserve Account to satisfy a deficiency, provided that the Seller shall in no event have any right, title or interest in or to such account or any cash or other property therein. Further, the Seller is not entitled to, nor shall the Seller have any interest in, Investment Income.

                  SECTION 2.4 GRANT OF SECURITY INTEREST.

                  It is the intention of the parties hereto that each payment by the Purchaser to the Seller with respect to Purchased Receivables made or to be made hereunder shall constitute part of the purchase and sale of such Purchased Receivables and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under the UCC and any other applicable law, and that the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Purchased Receivables; all Contracts related to Purchased Receivables; all Receivable Purchase and Contribution Agreements; all Independent Contractor (Physician) Agreements; all Service Agreements; all payments of principal of or interest on such Purchased Receivables; all amounts on deposit from time to time in the Seller Credit Reserve Account and the Offset Reserve Account; and all amounts on deposit with respect to Purchased Receivables from time to time in the Lockbox Account and the Collection Account, all other rights relating to and payments made in respect of this Agreement, and all proceeds of any of the foregoing.

                  SECTION 2.5 FURTHER ACTION EVIDENCING PURCHASES.

                  (a) The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Purchaser may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Purchased Receivables or to enable the Purchaser to exercise or enforce any of its rights hereunder or under any Purchase Assignment. Without limiting the generality of the foregoing, the Seller will, upon the request of the Purchaser, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, or as the Purchaser may request and at the Purchaser's request undertake, or cause to be undertaken, UCC-11 searches with respect to jurisdictions identified by the Servicer with respect to the Seller and the Provider Affiliates.

                  (b) The Seller hereby authorizes the Purchaser to execute as the Seller's attorney-in-fact and file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Purchased Receivables and Collections with respect thereto with or without the signature of the Seller. The Seller agrees that a carbon, photographic or other reproduction of this Agreement or a financial statement is sufficient as a financing statement.

                  SECTION 2.6 ELIGIBLE RECEIVABLES.

                  All determinations of the Servicer under this Agreement including, without limitation, whether Receivables are Eligible Receivables and the Eligible Receivable Amounts, shall be conclusive absent manifest error.

                  SECTION 2.7 OFFSETS.

                  The parties acknowledge that the Purchaser and the Servicer have entered into a series of agreements in substantially the form of this Agreement with other sellers of Receivables ("Other Sellers") and that the Offset Reserve Account has been established to provide liquidity to the Purchaser with respect to Rejected Receivables, whether such Receivables were sold to the Purchaser by the Seller or by Other Sellers. In the event of an offset with respect to a Receivable purchased by the Purchaser from the Seller or an Other Seller and such Rejected Receivable is not repurchased by such Seller or Other Seller in the manner set forth in Section 4.3 herein, or a comparable provision of any such other agreement, the Servicer will cause the Trustee to withdraw the Net Value of such Rejected Receivable from the Offset Reserve Account and deposit it in the Purchase Account. In the event such Receivable was sold to the Purchaser by an Other Seller, the Purchaser agrees to enforce the Other Seller's obligation to repurchase such Receivable under the terms of its agreement with such Other Seller and to cause the amount of such repurchase by the Other Seller to be deposited in the Offset Reserve Account. The Servicer will maintain a detailed accounting record of all deposits and withdrawals from the Offset Reserve Account including whether a withdrawal was made with respect to a Medicare/Medicaid Offset on a Receivable sold to the Purchaser by the Seller or an Other Seller. For purposes of calculating whether the amount in the Offset Reserve Account deposited by the Servicer on behalf of the Seller (net of withdrawals required hereunder with respect to the Seller) is equal to the Specified Offset Reserve Balance, only withdrawals with respect to a Rejected Receivable sold to the Purchaser by the Seller will be deemed to be with respect to the Seller.

                  SECTION 2.8 ADMINISTRATIVE FEE.

                  On each Purchase Date, the Seller shall deposit with the Servicer an amount equal to the Administrative Fee. The Subservicer acknowledges that such amount may be offset by the Subservicing Fee pursuant to Section 7.5. Payment of the Net Administrative Fee may be made by application of amounts otherwise payable to the Seller.

                  SECTION 2.9 ASSIGNMENT OF AGREEMENT.

                  The Seller does hereby agree, acknowledge and consent to the assignment by the Purchaser of all of the Purchaser's right, title, interest and obligations with respect to this Agreement. The Seller does hereby further agree to execute and deliver to the Purchaser all documents and amendments presented to the Seller by the Purchaser in order to effectuate the assignment by the Purchaser in furtherance of this Section 2.9 consistent with the terms and provisions of this Agreement, provided that any such amendments shall not modify or expand the obligations of the Seller under this Agreement.

                  SECTION 2.10 CONFIDENTIALITY.

                  Pursuant to the terms of this Agreement, Purchaser will be given, or will have access to, certain information regarding the business, operations and financial condition of Seller, the Provider Affiliates and Coastal Physician Group, Inc. Purchaser hereby agrees that it will instruct its employees, representatives and agents to treat as strictly confidential all such information until such time as such information becomes publicly available other than as a result of a disclosure and breach of the terms of this section. Such information shall include, without limitation, any and all reports, analyses, compilations, studies and information developed or prepared by the Company, clients lists, pricing information, and expense and revenue information, but shall not include such information, if any, that becomes disclosed to the public in a manner other than as a result of disclosure by the Seller or its employees or agents in breach of their obligations hereunder, that was available to the parties on a nonconfidential basis prior to its disclosure hereunder that is subsequently rightfully provided to the Purchaser by a third party without restriction on disclosure (provided that such third party developed or possesses the information independently of, and not in violation of any agreement with the Seller, the Provider Affiliates or Coastal Physician Group, Inc.), or that is required to be disclosed by applicable laws, rules, regulations, court orders, or judicial or administrative decrees or actions binding upon Purchaser.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

                  SECTION 3.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF
                              AGREEMENT.

                  The effectiveness of this Agreement is subject to the condition precedent that the Purchaser and the Servicer shall have received on or before the Closing Date the following, in form and substance satisfactory to the Purchaser and the Servicer:

                  (a)      With respect to the Seller:

                  (i) the certificate or articles of organization of the Seller certified, as of a date no more than ten days prior to the Closing Date, by the Secretary of State of the Seller's state of organization;

                  (ii) the certificate or articles of incorporation of the Manager certified, as of a date no more than ten days prior to the Closing Date, by the Secretary of State of the Manager's state of incorporation;

                  (iii) a Good Standing Certificate, dated no more than ten days prior to the Closing Date, from the Secretary of State of the Seller's state of organization and each state in which the Seller is required to qualify to do business;

                  (iv) a Good Standing Certificate, dated no more than ten days prior to the Closing Date, from the Secretary of State of the Manager's state of incorporation and each state in which the Manager is required to qualify to do business;

                  (v) a certificate of the Secretary or Assistant Secretary of the Manager (on which certificate the Servicer and the Purchaser may conclusively rely until such time as the Servicer shall receive from the Manager a revised certificate meeting the requirements of this subsection) certifying as of the Closing Date: (A) the names and true signatures of the officers of the Manager authorized on the Seller's behalf to sign this Agreement and the Related Documents, (B) a copy of the Seller's operating agreement in effect as of the date of this Agreement, (C) a copy of the Manager's bylaws in effect as of the date of this Agreement, (D) a copy of the resolutions of the Seller approving this Agreement, the Related Documents and the transactions contemplated thereby, (E) a copy of the resolutions of the Manager of the Seller approving this Agreement, the Related Documents and the transactions contemplated thereby, (F) a copy of the unanimous written consent of the voting members of the Seller with respect to this Agreement, the Related Documents and the transactions contemplated thereby in accordance Section 5.01 of the Seller's operating agreement, (G) a copy of the written approval of all of the Managers of the Seller with respect to this Agreement, the Related Documents and the transactions contemplated thereby in accordance with
         Section 5.01 of the Seller's operating agreement, and (H) a statement identifying the independent director of the Manager.

                  (vi) a Manager's Certificate in the form of Exhibit D hereto;

                  (vii) certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Purchaser), dated a date no more than ten days prior to the Closing Date listing all effective financing statements which name the Seller or the Provider Affiliate (under their present name and any previous name) as debtor, together with copies of such financing statements, and searches of applicable federal and state court and agency dockets and lien records showing all judgment liens affecting the Seller, the Provider Affiliate or the Eligible Receivables and tax liens; and

                  (viii) properly completed original financing statements (Form UCC-3) executed by the secured party of record necessary to release all security interests and other rights of any Person in Receivables previously granted by the Seller, the Provider Affiliate or the Provider Physician including, without limitation, all such releases specified by the Seller, the Provider Affiliate or the Provider Physician prior to the date hereof;

                  (b) Consents required by, or of, any Person or Governmental Authority, if any, to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser;

                  (c) Acknowledgment copies of proper financing statements (Form UCC-1), duly filed, in respect of Purchased Receivables, naming the Seller as the assignor and the Purchaser as the assignee or other, similar instruments or documents, as may be necessary or, in the opinion of the Purchaser or the Servicer, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser's ownership interests in all Purchased Receivables in which an interest may be assigned hereunder;

                  (d) Fully executed copies of the Lockbox Account Agreement;

                  (e) The favorable opinion of counsel to the Seller substantially in the form attached hereto as Exhibit E;

                  (f) Such other approvals, opinions, documents and instruments, as the Purchaser or the Servicer may reasonably request;

                  (g) The Seller shall have paid such closing costs as have previously been agreed with the Purchaser;

                  (h) The Seller shall have delivered to the Purchaser or with respect to each Eligible Payor shall have sent or caused the Provider Affiliates or Provider Physician to have sent each Eligible Payor requested by the Purchaser, a notice substantially in the form of Exhibit A; and

                  (i) The Seller shall have entered into the Receivables Purchase and Contribution Agreement in form and substance satisfactory to the Purchaser and the Servicer with each Provider Affiliate; and

                  (j) Each Provider Affiliate that utilizes Provider Physicians shall have entered into an Independent Contractor (Physician) Agreement substantially in the form of Exhibit H-1, H-2 and H-3 or a Service Agreement substantially in the form of Exhibit I.

                  (k) Acknowledgment copies of proper financing statements (Form UCC-1), duly filed, in respect to Receivables other than Purchased Receivables, naming the Seller as the debtor and the Purchaser as the secured party or other, similar instruments or documents, as may be necessary or, in the opinion of the Purchaser or the Servicer, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser's security interests in all of Seller's Receivables other than Purchased Receivables.

                  SECTION 3.2 CONDITIONS PRECEDENT TO ALL PURCHASES.

                  Each Purchase (including the initial Purchase) from the Seller by the Purchaser shall be subject to the further conditions precedent that:

                  (a) The representations and warranties of the Seller set forth in Sections 4.1 and 4.2 are true and correct on and as of such date, before and after giving effect to such Purchase and to the application of the proceeds therefrom, as though made on and as of such date;

                  (b) No event has occurred, or would result from such Purchase or from the application of the proceeds therefrom, which constitutes an Event of Seller Default or would constitute an Event of Seller Default, but for the requirement that notice be given or time elapse or both;

                  (c) The Seller is in compliance with each of its covenants set forth herein;

                  (d) The Termination Date shall not have occurred;

                  (e) Each Receivable submitted by the Seller for purchase is an Eligible Receivable;

                  (f) No default shall have occurred and remain uncured under the Receivables Purchase and Contribution Agreement;

                  (g) The Seller shall have taken such other action, including delivery of approvals, opinions or documents to the Purchaser, as the Purchaser may reasonably request;

                  (h) Steven M. Scott, M.D. is the Chairman and Chief Executive Officer of Coastal Physician Group, Inc. unless prevented by death or disability of Steven M. Scott, M.D., unless otherwise agreed by the Purchaser and the Servicer.


                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SUBSERVICER

                  SECTION 4.1 REPRESENTATIONS AND WARRANTIES AS TO THE SELLER AND COASTAL PHYSICIAN GROUP, INC.

                  The Seller and Subservicer each represent and warrants to the Purchaser and the Servicer, as of the date hereof and on each subsequent Purchase Date, as follows:

                  (a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified;

                  (b) The Seller has the power and authority to own and convey all of its properties and assets and to execute and deliver, this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby except as may be limited by bankruptcy, insolvency or similar laws or general principles of equity, whether considered in a proceeding at law or in equity;

                  (c) The execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the transactions contemplated thereby, (i) have been duly authorized by all necessary member or other action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default under (A) the Seller's certificates or articles of organization or its operating agreement, (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller or its property or (C) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller or its property and
(iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Seller (other than in favor of the Purchaser as contemplated hereunder);

                  (d) This Agreement and the Related Documents have been duly executed and delivered on behalf of the Seller and each is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws or general principles of equity, whether considered in a proceeding at law or in equity;

                  (e) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Seller of this Agreement or any of the Related Documents or for the perfection of or the exercise by the Purchaser or the Servicer of any of their rights or remedies thereunder other than compliance with the Federal Assignment of Claims Act and the filing of the UCC-1 Financing Statements naming the Seller as assignor and the Purchaser as assignee;

                  (f) Except as set forth in Schedule 6, there is no pending or threatened action, suit or proceeding, of a material nature against or affecting the Receivables, any of the Provider Affiliates, any of the Provider Physicians or the Seller, its officers or members, or the property of the Seller or any Provider Affiliate, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the sale and assignment of any Receivable or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Seller or the Subservicer of its obligations under this Agreement or any of the Related Documents, (B) the validity or enforceability of this Agreement or any of the Related Documents, (C) the Receivables or the Contracts or (D) the federal income tax attributes of the Purchases, or (iv) asserting a claim for payment of money against the Seller or any Provider Affiliate in excess of $100,000 (other than such judgments or orders in respect of which adequate insurance is maintained by the Seller or the applicable Provider Affiliate or Provider Physician for the payment thereof);

                  (g) No injunction, bankruptcy petition, writ, restraining order or other order of any material nature adverse to the Seller's Receivables, the Seller or any of the Provider Affiliates or the conduct of their respective businesses or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Related Documents has been issued by or filed with a Governmental Authority;

                  (h) To the extent applicable to the Seller or the Provider Affiliate, the Seller has or has confirmed that each of the Provider Affiliates and Provider Physicians has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to the Seller and/or the Provider Affiliates, their respective business and properties and all Receivables and related Contracts (including without limitation, all applicable environmental, health and safety requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller's or any of the Provider Affiliate's property, and has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities, and all certificates of need for the construction or expansion of or investment in health care facilities, all Health Facility Licenses, Accreditations, Medicaid Certifications and Medicare Certifications necessary for the activities and business of the Seller and each of the Provider Affiliates as currently conducted and as proposed to be conducted, the ownership, use, operation and maintenance by each of them of its properties, facilities and assets and the performance by the Seller of this Agreement and the Related Documents (hereinafter referred to collectively as "Governmental Consents") other than as set forth on Schedule 4 attached hereto;

                  (i) Other than as set forth on Schedule 4 attached hereto and without limiting the generality of the prior representation: (A) each Health Facility License, Medicaid Certification, Medicare Certification, Medicaid Provider Agreement, Medicare Provider Agreement, Blue Cross/Blue Shield Contract, each Contract with a Governmental Authority relating to Governmental Receivables, and each of the Contracts of the Seller and each of the Provider Affiliates and Provider Physicians is in full force and effect and has not been amended or otherwise modified, rescinded or revoked or assigned, (B) the Seller and each Provider Affiliate and Provider Physician is in compliance with the requirements of Medicaid, Medicare, CHAMPUS and related programs, Blue Cross/Blue Shield Contracts, all Contracts with Governmental Authorities relating to Governmental Receivables, and the Contracts, and (C) no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, non-renewal of any Governmental Consent applicable to the Seller or any other health care facility owned or operated by the Seller or any of the Provider Affiliates or Provider Physicians, or such facility's participation in any Medicaid, Medicare, CHAMPUS or other similar program, Blue Cross/Blue Shield Contracts, all Contracts with Governmental Authorities relating to Governmental Receivables or of any Contracts, and there is no claim that such Governmental Consent, participation or contract is not in full force and effect;

                  (j) The Seller and each Provider Affiliate have filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Seller;

                  (k) The primary business of the Provider Affiliates is the provision of management and administrative services to physicians, hospitals, governmental agencies, managed care programs, employers, and other health care organizations nationwide. The primary business of the Provider Physicians is the provision of health care services and/or equipment. The Payors' related provider numbers have been issued to either the Physician Provider or the related Provider Affiliates and a true and complete list of all provider numbers assigned by Payors to the Physician Providers and the Provider Affiliates is maintained by the Seller and the Provider Affiliates at the corporate headquarters of HBR;

                  (l) Neither the Seller nor any of the Provider Affiliates or Provider Physicians (with respect to services rendered or activities under any Independent Contractor (Physician) Agreement or any Service Agreement) is required to prepare and submit Medicaid and Medicare cost reports (A) as to Medicaid, to the state agency, or other HCFA-designated agents or agents of such state agency, charged with such responsibility or (B) as to Medicare, to the Medicare intermediary or other HCFA-designated agents charged with such responsibility. In the event the Seller or any of the Provider Affiliates or Provider Physicians (with respect to services rendered or activities under any Independent Contractor (Physician) Agreement or any Service Agreement) become subject to the requirement of preparing and submitting Medicaid and Medicare cost reports to the appropriate agencies, the Seller hereby represents and warrants that it will, to the extent required by applicable law or regulation, cause each Provider Affiliate and

Provider Physician to prepare and submit such reports to such agencies on a timely basis and notify the Purchaser and the Servicer of such requirement;

                  (m) All information heretofore or hereafter furnished by or on behalf of the Seller to the Servicer or the Purchaser in connection with this Agreement and the Related Documents or any transaction contemplated hereby or thereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading;

                  (n) With respect to the Seller or any of the Provider Affiliates or Provider Physicians, there has occurred no event which has or is reasonably likely to have a material adverse effect on the financial condition, business or operations of the Seller or any Provider Affiliate, including the Seller's or any Provider Affiliate's ability to perform their obligations under any Independent Contractor (Physician) Agreement or any Service Agreement, this Agreement and/or the Related Documents. The Servicer acknowledges that the Subservicer may continue to experience further deficit cash flows and net losses through the fourth quarter of 1997 in the absence of gains on asset divestitures sufficient to offset such negative cash flows and/or losses and the Servicer deems that this is not a material adverse change to the financial condition;

                  (o) The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Seller has not incurred Debts beyond its ability to pay; the Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future; and the sales of Purchased Receivables hereunder are made in good faith and without intent to hinder, delay or defraud present and future creditors of the Seller;

                  (p) Each Provider Affiliate will not become insolvent after giving effect to the transactions contemplated by the Receivables Purchase and Contribution Agreement or this Agreement; none of the Provider Affiliates have incurred Debts beyond their respective abilities to pay; each Provider Affiliate, after giving effect to the transactions contemplated by the Receivables Purchase and Contribution Agreement and this Agreement, will have an adequate amount of capital to conduct its businesses in the foreseeable future; and the sales of health care receivables under the Receivables Purchase and Contribution Agreement were made in good faith and without intent to hinder, delay or defraud present and future creditors of the Provider Affiliates;

                  (q) The consolidated balance sheets of Coastal Physician Group, Inc. and its consolidated Subsidiaries, if any, as at December 31, 1996, and the related statements of income and shareholders' equity and its consolidated Subsidiaries for the fiscal year then ended, audited by KPMG Peat Marwick, LLP, independent certified public accountant(s), copies of which have been furnished to the Purchaser and Servicer, fairly present the consolidated financial condition, business and operations of the Coastal Physician Group, Inc. and its consolidated Subsidiaries as at such date and the consolidated results of the operations of Coastal Physician Group, Inc. and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1996 there has been no material adverse change in any such condition, business or operations other than as set forth as subsequent events in such consolidated financial statements. The Servicer acknowledges that the Subservicer may continue to experience further deficit cash flows and net losses through the fourth quarter of 1997 in the absence of gains on asset divestitures sufficient to offset such negative cash flows and/or losses and the Servicer deems that this is not a material adverse change to the financial condition;

                  (r) Except as described in Section 2.3(a), the Medicare Lockbox Account and the Commercial Lockbox Account are the only lockbox accounts maintained by the Seller, the Provider Affiliates and the Provider Physicians (for services rendered or activities under the Independent Contractor (Physician) Agreements or Service Agreements), and each Payor of a Purchased Receivable, if requested by Purchaser, has been directed upon its receipt of the notice attached as Exhibit A hereto, which notice was mailed on the Closing Date, and is required to, remit all payments with respect to such Receivable for deposit in the Commercial Lockbox Account (other than the Payors of Medicaid, Medicare and CHAMPUS Receivables which have been directed to remit all payments with respect to such Receivables for deposit in the Medicare Lockbox Account);

                  (s) The principal place of business and chief executive office of the Seller are located at the address of the Seller set forth under its signature below and there are now no, and during the past four months there have not been, any other locations where the Seller is located (as that term is used in the UCC) or keeps Records except as set forth in the designated space beneath its signature line in this Agreement;

                  (t) The legal name of the Seller is as set forth at the beginning of this Agreement and except as set forth in the designated space beneath its signature line in this Agreement the Seller has not changed its name in the last six years, and during such period, the Seller did not use, nor does the Seller now use any tradenames, fictitious names, assumed names or "doing business as" names;

                  (u) The Receivables of the Seller have been and shall continue to be duly and validly acquired by the Seller from the Provider Affiliates and, to the extent applicable, such Receivables have been and shall continue to be duly and validly acquired by the Provider Affiliates from Provider Physicians, and have been and will continue to be adjusted to reflect reimbursement policies of the Payors with respect thereto; in particular, the Eligible Receivable Amounts of Receivables relating to such Payors do not and shall not exceed amounts the Seller, any Provider Affiliate, or any Provider Physician is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement, or other adjustment or limitation to the usual charges of the applicable Provider Affiliate or Provider Physician;

                  (v) The Receivables of the Provider Affiliates, to the extent applicable, have been and shall continue to be duly and validly acquired by the Provider Affiliate from the Provider Physician and have been and will continue to be adjusted to reflect reimbursement policies of the Payors with respect thereto;

                  (w) No Payor of a Receivable being sold on any Purchase Date has any claim of a material nature against or affecting the Seller or the property of the Seller or the property of the applicable Provider Affiliate;

                  (x) Neither the Seller, the Subservicer, applicable Provider Physician nor any Provider Affiliate has done or shall do anything to impede or interfere with the collection by the Purchaser of the Purchased Receivables and shall not amend, waive or otherwise permit, suffer to exist or agree to any deviation from the terms or conditions of any Purchased Receivable or any related Contract;

                  (y) The Seller, the Subservicer or the applicable Provider Affiliate or Provider Physician has made and will continue to make all payments to Payors necessary to prevent any Payor from offsetting any earlier overpayment to the Seller against any amounts such Payor owes on a Purchased Receivable, except to the extent prohibited by Contract or by applicable laws, rules or regulations;

                  (z) Each Purchase Notice contains a complete and accurate list of all Eligible Receivables of the Seller as of its date;

                  (aa) For federal income tax reporting and accounting purposes, the Seller and each Provider Affiliate will treat the sale of each Purchased Receivable pursuant to this Agreement and the Related Documents as a sale of, or absolute assignment of their full right, title and ownership interest in, such Purchased Receivable to the Purchaser and neither the Seller nor any Provider Affiliate has in any other manner accounted for or treated the transactions in Purchased Receivables contemplated hereby or thereby;

                  (bb) This Agreement and the Related Documents constitute a valid transfer, assignment, set-over and conveyance to the Purchaser of all right, title and interest of the Seller and each Provider Affiliate in and to the Purchased Receivables now existing and hereafter created;

                  (cc) The Seller and each Provider Affiliate each have valid business reasons for selling their interests in the Purchased Receivables rather than obtaining a loan with the Purchased Receivables as collateral; and

                  (dd) As of the date first above written, the Seller has contracted to purchase Receivables from the Provider Affiliates included on
Schedule 3 hereto, which identifies the name, address of chief executive office, and address of each location of each such Provider Affiliate. The Seller is not doing business under any name or purchasing Receivables from any party other than those listed on Schedule 3 hereto. Further, one or more but no more than those names maintained by the Seller or the Provider Affiliates at the corporate offices of the Servicer are payees on the checks received from Eligible Payors.
Schedule 3 hereto shall be amended with the consent of the Purchaser and the Servicer to reflect all Provider Affiliates from which the Seller has contracted to purchase Receivables pursuant to the Receivables Purchase and Contribution Agreement.

                  (ee) The Seller has received from each Provider Affiliate substantially the same representations and warranties set forth in (a) through
(dd) above and hereby assigns to the Purchaser and Servicer and hereby grants in favor of the Purchaser and the Servicer a security interest in all of the Seller's right, title and interest in and to the benefits of such representations and warranties to the Purchaser and the Servicer.

                  (ff) The Seller shall be operated in such a manner that it would not be substantively consolidated in the trust estate of any Affiliate in the event of a bankruptcy or insolvency of such Affiliate.

                  (gg) The Seller shall not engage in transactions with any Affiliate other than having Receivables sold to it and selling those Receivables; to providing (or arranging for the provision of) services necessary for the collection of the Receivables and the maintenance of the ownership of such Receivables and the proceeds thereof; and matters necessarily incident to or necessary to accomplish the foregoing or which have been conducted on an arm's-length basis.

                  (hh) The Seller shall maintain its assets separately from the assets of any Affiliate (including through the maintenance of a separate bank account).

                  (ii) The Seller shall maintain separate financial statements, books and records from any Affiliate.

                  (jj) The Seller shall not guarantee the obligations of, or advance funds to, or accept funds from, any Affiliate for the payment of expenses or otherwise except by means of capital contributions or pursuant to contractual documents indicating the consideration for the receipt of such funds.

                  (kk) The Seller shall conduct all business correspondence and other communications in its own name, on its own stationery and through a separately-listed telephone number.

                  (ll) The Seller shall not act as an agent of any Affiliate in any capacity.


                  SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF THE SELLER AS TO
                              PURCHASED RECEIVABLES.


                  With respect to each Purchased Receivable sold pursuant to this Agreement (including, without limitation, claims which may be satisfied by set-off of any amounts due under any Receivable), the Seller represents and warrants, as of the date hereof and on each subsequent Purchase Date, as follows:

                  (a) Such Receivable is the primary liability of an Eligible Payor and is recognized by the Eligible Payor as its primary liability;

                  (b) The Required Information contained in the Purchase Notice is true and correct;

                  (c) Such Receivable is not a Defaulted Receivable and has not become a Paid Receivable;

                  (d) The Seller has or has caused and confirmed the submission of all necessary documentation and supplied all necessary information for payment of such Receivable to the Payor and the fulfillment all other obligations, in respect thereof, including verification of the eligibility of the Receivable for payment by such Payor;

                  (e) Neither the Receivable nor any related Contract has been satisfied, subordinated or rescinded, or except as disclosed in writing to the Purchaser, amended in any manner;

                  (f) The Eligible Receivable Amount set forth in the applicable Required Information of such Receivable is net of any Contractual Allowance or other modifications and neither the Receivable nor the related Contract has or will be compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller, any Provider Affiliate or the Payor, and is not nor will be subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction, termination or modification, whether arising out of transactions concerning the Contract or otherwise;

                  (g) Such Receivable is an account receivable created through the provision of medically necessary services or merchandise supplied by a Provider Affiliate or Provider Physician in the ordinary course of its business and the sales prices of such services or merchandise were usual, customary and reasonable in the Provider Affiliate's community for such services;

                  (h) The portion of such Receivables described in subsection
(a) of the definition of Receivable set forth in Article I of this Agreement constitutes an "account" within the meaning of the UCC and is not evidenced by an "instrument" within the meaning of the UCC;

                  (i) Such Receivable has a Net Value which, when added to the Net Value of all other Receivables of such Payor or in such Payor Class and which constitute Purchased Receivables hereunder, does not exceed the Concentration Limits;

                  (j) Such Receivable (A) has a Purchase Date no later than 180 days from its Billing Date, and (B) is not past the statutory limit for collection applicable to the Payor;

                  (k) The related Contract is, and was at the time of the services giving rise to the Receivable, in full force and effect and constitutes the legal, valid and binding obligation of the Payor enforceable against such Payor in accordance with its terms, such Receivable was created in accordance with the requirements of any applicable Contract and applicable law (and to the extent the Receivable is subject to limitations, regulations or restrictions imposed by HCFA, any Governmental Authority, workers' compensation law or a related Contract, compliance with respect to each such limitation, regulation or restriction has been confirmed by Seller's delivery of an opinion of counsel acceptable to the Purchaser and the Purchaser's legal counsel) and is entitled to be paid pursuant to the terms of the related Contract (and a copy of any related Contract to which the Provider Affiliate is a party shall be promptly delivered to the Purchaser upon the request of the Purchaser) the amount of the Receivable does not exceed the limitations so imposed, and each Receivable as to which the fees are so restricted has been clearly identified as being subject to such restrictions;

                  (l) Such Receivable is denominated and payable in Dollars of the United States and, except as otherwise agreed to by the Purchaser and the Servicer, the Eligible Receivable Amount of such Receivable is not in excess of $200,000;

                  (m) Such Receivable is owned by the Seller free and clear of any Adverse Claim, and the Seller has the right to sell, assign and transfer the same and interests therein as contemplated under this Agreement and, upon such sale, the Purchaser has acquired a valid ownership interest in such Receivable, free and clear of any Adverse Claim;

                  (n) No consent from the Payor, the Provider Affiliate or any other Person shall be required to effect the sale of any Purchased Receivables. No Contract by its term requires any other means for the assignment of Purchased Receivables, other than as set forth in this Agreement. No notice of assignment which is inconsistent with the form of Notice to Payor attached hereto as Exhibit A has been delivered by the Seller or by any other Person to any Payor with respect to the Purchased Receivables, and neither the Seller nor any other Person has executed an effective written assignment relating to the Purchased Receivables which conflicts or is inconsistent with the terms of the Purchase Assignment delivered to the Purchaser.

                  (o) There are no proceedings or investigations pending or threatened before HCFA (confirmed by Seller's delivery of an opinion of counsel acceptable to the Purchaser and the Purchaser's legal counsel) or any Governmental Authority (i) asserting the invalidity of such Receivable or such Contract, (ii) asserting the bankruptcy or insolvency of the related Payor,
(iii) seeking the payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

                  (p) Neither such Receivable nor any related Contract contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to any such related Contract is in violation of any such law, rule or regulation in any material respect;

                  (q) Such Receivable complies with such additional criteria and requirements (other than those relating to the collectibility of such Receivables) as the Purchaser may reasonably from time to time specify to the Seller following 30 days' notice;

                  (r) The Seller has no knowledge of any fact which should have led it to expect at the time of sale of such Receivable to the Purchaser that the Eligible Receivable Amount of such Receivable would not be paid in full; and

                  (s) The Seller has received, to the extent applicable from each Provider Affiliate, substantially the same representations and warranties set forth in (a) through (r) above and hereby assigns to the Purchaser and Service and hereby grants in favor of the Purchaser and the Servicer a security interest in all of the Seller's right, title and interest in and to the benefits of such representations and warranties to the Purchaser and the Servicer.

                  (t) To the extent such Receivable is generated pursuant to the terms of a Flat Rate Contract, all payments due and payable under or with respect to such Flat Rate Contract are current within sixty (60) days of the then current Purchase Date.

                  (u) If such Receivable is a Medicare, Medicaid or CHAMPUS Receivable, the transfer of such Receivable from the Provider Physician, the Provider Affiliate or the Seller is valid and does not violate any federal or state law and an opinion to such effect has been delivered to the Purchaser, the Servicer and the Trustee.

                  (v) If such Receivable was originated by an individual Provider Physician, such Provider Physician has executed a supplemental letter agreement substantially in the form of Exhibit K and has delivered such agreement to the relevant Provider Affiliate.

The parties acknowledge that some of the foregoing representations and warranties may have been made only to the best of the Seller's knowledge. Nevertheless, notwithstanding the Seller's lack of knowledge with respect to an inaccuracy of a representation and warranty, the parties agree that any such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  SECTION 4.3 REPURCHASE OBLIGATIONS.

                  Upon discovery by any party hereto of a breach of any representation or warranty in this Article IV which materially and adversely affects the value of a Purchased Receivable or the interests of the Purchaser therein, the party discovering such breach shall give prompt written notice to the other parties hereto. Thereafter, on the next Purchase Date, the Purchase Price for new Purchased Receivables, to the extent sufficient, shall be offset by the Net Value of such Receivable or the Seller shall, prior to the succeeding Determination Date, remit to the Purchaser the Net Value of such Receivable or the Purchaser shall offset the Net Value of such Receivable from other amounts due to the Seller hereunder. Such amount so offset or remitted shall be deemed to be Collections of such Receivable and shall be deemed to be paid prior to repurchase for the purposes of Section 7.5 (each such Receivable, a "Rejected Receivable") received and shall be deposited in the Collection Account. It is understood and agreed that the obligation of the Seller with respect to any Rejected Receivable pursuant to this Section 4.3 and the separate right to make a withdrawal from the Offset Reserve Account shall constitute the sole remedy for the breach of any representation or warranty in respect of such Receivable; provided, that the foregoing limitation shall not be construed to limit in any manner the Purchaser's right to (a) in the event the Seller fails to effect a repurchase as set forth herein above, offset against any amounts it owes the Seller under this Agreement (including any Purchase Price), the Net Value of such Rejected Receivable; or (b) declare the Termination Date to have occurred or to terminate the responsibilities of the Subservicer hereunder to the extent that such breaches also constitute an Event of Seller Default. Except as set forth in Section 4.3, the Seller shall have no right to repurchase or remit funds with respect to any Purchased Receivable. Upon the repurchase of a Rejected Receivable by the Seller pursuant to this
Section 4.3, the Purchaser shall reconvey all of its right, title and interest in such repurchased Rejected Receivable to the Seller, pursuant to an assignment in the form of Exhibit F, and the Seller and the Purchaser shall mark conspicuously each invoice evidencing such Rejected Receivable with such legend.

                                    ARTICLE V

                         GENERAL COVENANTS OF THE SELLER

                  SECTION 5.1 AFFIRMATIVE COVENANTS OF THE SELLER.

                  The Seller shall, unless the Purchaser shall otherwise consent in writing:

                  (a) Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables, related Contracts and Collections with respect thereto;

                  (b) Preserve and maintain its existence as a limited liability company, rights, franchises and other privileges in the jurisdiction of its organization and continue to operate its business in the manner set forth in
Section 4.1(a);

                  (c) Cause to be delivered to the Purchaser on or before June 1 of each year beginning with June 1, 1998, (i) a Manager's Certificate of the Seller in the form of Exhibit D, dated the date of such delivery; and (ii) upon the reasonable request of the Purchaser, an opinion of counsel, in form and substance satisfactory to the Purchaser, reaffirming as of the date of its delivery of the opinion of counsel which the Seller delivered to the Purchaser and the Servicer on the Closing Date pursuant to Section 3.1(e);

                  (d) Deposit all Collections received in respect of Receivables into the appropriate Lockbox Account within one Business Day of receipt; and

                  (e) Make all payments to each Payor necessary to prevent such Payor from offsetting a prior overpayment to the Seller against any amount such Payor owes on a Purchased Receivable except to the extent prohibited by Contract or by applicable laws, rules or regulations.

                  (f) Timely, pay the Program Fee and all amounts due to the Purchaser under Sections 2.3, 4.3, 9.1(a) and (b), and 10.4 of this Agreement.

                  SECTION 5.2 REPORTING REQUIREMENTS OF THE SELLER.

                  The Seller shall furnish, or cause to be furnished, to the
Purchaser:

                  (a) As soon as available, and in any event within 45 days after the end of each of the first three quarters of its fiscal year a consolidated financial statement of Coastal Physician Group, Inc. and its consolidated Subsidiaries (including the Seller and each Provider Affiliate), if any, as of the end of such quarter, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer/member or chief accounting officer/member of Coastal Physician Group, Inc.;

                  (b) As soon as available and in any event within 120 days after the end of its fiscal year, a copy of the consolidated financial statement of Coastal Physician Group, Inc. and its consolidated Subsidiaries (including the Seller and each Provider Affiliate), if any, as of the end of such year and the related consolidated statements of income and retained earnings, and of cash flow, of Coastal Physician Group, Inc. and its consolidated Subsidiaries (including the Seller and each Provider Affiliate), if any, for such year, in each case audited by a firm of independent public accountants reasonably acceptable to the Servicer;

                  (c) Promptly after the sending or filing thereof, copies of all reports which the Seller or Provider Affiliates file with any Governmental Authority as they relate to the Seller's Receivables or send to any of the security holders of Coastal Physician Group, Inc. (in their capacity as security holders only) and a copy of the annual report of Coastal Physician Group, Inc.;

                  (d) As soon as possible and in any event within five days after the occurrence of an Event of Seller Default (including without limitation a material adverse change in the financial condition of the Seller or the Subservicer as determined by the Servicer; the Servicer acknowledges that the Coastal Physician Group, Inc. may continue to experience further deficit cash flows and net losses through the fourth quarter of 1997 in the absence of gains on asset divestitures sufficient to offset such negative cash flows and/or losses and the Servicer deems that this is not a material adverse change to the financial condition) or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Seller Default, the statement of the chief executive officer/member of the Seller setting forth complete details of such Event of Seller Default and the action which the Seller has taken, is taking and proposes to take with respect thereto; and

                  (e) So long as Coastal Physician Group, Inc. including its successors or assigns, is a reporting company under the Securities Exchange Act of 1934, as amended, copies of all public announcements, 10-K, 10-Q, 8-K and other similar reports shall be delivered to the Purchaser contemporaneously with the delivery of such reports, to the public and/or any Governmental Authority;

                  (f) Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the Contracts or the condition or operations, financial or otherwise, of the Seller, or the Provider Affiliates, if any, to the extent permissible under applicable law as the Purchaser may, from time to time, reasonably request.

                  SECTION 5.3 NEGATIVE COVENANTS OF THE SELLER.

                  The Seller shall not, without the written consent of the Purchaser and the Servicer:

                  (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract with respect thereto, or, upon or with respect to the Lockbox Account, the Seller Credit Reserve Account, the Offset Reserve Account, the Collection Account, or any other account in which any Collections of any Receivable are deposited, or assign any right to receive income in respect of any Purchased Receivable;

                  (b) Extend, amend or otherwise modify the terms of the Receivables Purchase and Contribution Agreement, any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto or in any manner impede or interfere with the collection of such Purchased Receivable;

                  (c) Make any material change in the character of its business or engage in any business other than as expressly permitted in its organization documents as of the date of this Agreement;

                  (d) Make any change in its instructions to Payors regarding payments to be made to the Seller or the applicable Provider Affiliate, or payments to be deposited to the Lockbox Account;

                  (e) Be the subject of or have the Person(s) controlling, directly or indirectly, the Seller be the subject of a merger or merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) except as set forth on Schedule 7, or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person;

                  (f) Make any change to (i) the location of its chief executive office or the location of the office where Records are kept or (ii) its company name or use of any tradenames, fictitious names, assumed names or "doing business as" names; or

                  (g) Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as a sale of the Purchased Receivables by the Seller to the Purchaser, and will not in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a sale of the Purchased Receivables by the Seller to the Purchaser.

                  It is understood and agreed that the obligation of the Seller to comply with the covenants set forth in this Section 5.3 shall be subject to the Seller's obligation to comply with any order or directive of a Governmental Authority of competent jurisdiction and that compliance with such order or directive shall not constitute a breach of such covenant; provided, that the foregoing shall not be construed to limit in any manner the Purchaser's right to declare the Termination Date to have occurred to the extent that such noncompliance with such covenant (whether or not resulting from such an order or directive) shall constitute, or contribute to the determination of, an Event of Seller Default.


                                   ARTICLE VI

                             ACCOUNTS ADMINISTRATION

                  SECTION 6.1 COLLECTION ACCOUNT.

                  The Purchaser and the Servicer acknowledge that certain amounts deposited in the Collection Account may relate to Receivables other than Purchased Receivables and that such amounts continue to be owned by the Seller. All such amounts shall be returned to the Seller in accordance with Section 6.3.

                  SECTION 6.2 DETERMINATIONS OF THE SERVICER.

                  On each Determination Date, the Servicer will determine:

                  (a) the Net Value of all Purchased Receivables as of the prior Determination Date plus the Net Value of all Purchased Receivables purchased on the prior Purchase Date (the "Prior Net Value Amount");

                  (b) the amount of Collections on the Purchased Receivables received since the prior Determination Date (the "Paid Receivables Amount");

                  (c) the Net Value of all Purchased Receivables as of the current Determination Date (the "Current Net Value Amount");

                  (d) an amount equal to (i) the Prior Net Value Amount minus
(ii) the Paid Receivables Amount minus (iii) the Current Net Value Amount (but not less than zero) (the "Credit Deficiency"); and

                  (e) the Net Value of Purchased Receivables which became Rejected Receivables since the prior Determination Date and which have not been repurchased or offset in the manner set forth in Section 4.3 or Section 2.7 (the "Rejected Amount").

The Servicer's determinations of the foregoing amounts shall be conclusive in the absence of manifest error. The Servicer shall notify the Seller and the Purchaser of such determinations.

                  SECTION 6.3 DISTRIBUTIONS FROM ACCOUNTS.

                  (a) No later than 11:00 a.m. on each Determination Date, following the determinations set forth in Section 6.2, the Servicer will notify the Trustee of such determinations and will cause the Trustee to withdraw in the following priority:

                  (i) the Paid Receivables Amount from the Collection Account and deposit such amount in the Purchase Account;

                  (ii) the Credit Deficiency, if any, from the Seller Credit Reserve Account and deposit such amount in the Purchase Account;

                  (iii)the Rejected Amount, if any, from the Collection Account and deposit it in the Purchase Account; and

                  (iv) the remaining amount from the Collection Account and deposit it in the Seller Credit Reserve Account and/or the Offset Reserve Account at the Servicer's sole discretion.

                  (b) Until the Termination Date on each Purchase Date following the Purchase on such date, the Servicer shall cause the Trustee to withdraw (i) all amounts deposited hereunder (net of withdrawals required hereunder) from the Seller Credit Reserve Account in excess of the Specified Credit Reserve Balance and (ii) all amounts deposited hereunder (net of withdrawals required hereunder) from the Offset Reserve Account in excess of the Specified Offset Reserve Balance and shall pay such amounts by wire transfer to the Seller.

                  SECTION 6.4 ALLOCATION OF MONEYS FOLLOWING TERMINATION DATE.

                  (a) Following the Termination Date, the Servicer shall cause the Trustee to the extent funds deposited hereunder (net of withdrawals required hereunder) are sufficient, to withdraw an amount equal to the unpaid Program Fee from the Offset Reserve Account or the Seller Credit Reserve Account on each Purchase Date and deposit it in the Equity Account. To the extent that such funds do not equal the Program Fee, the Seller shall deposit in the Equity Account the balance of the Program Fee within five Business Days following demand therefor.

                  (b) On the first Determination Date on which the aggregate Net Value of all Purchased Receivables (other than Defaulted Receivables) (i) is less than 10% of the aggregate Net Value of Purchased Receivables (other than Defaulted Receivables) on the Termination Date and (ii) is less than the aggregate amounts deposited hereunder (net of withdrawals required hereunder other than as set forth in this Section 6.4(b)) and remaining in the Seller Credit Reserve Account and the Offset Reserve Account, the Servicer shall cause the Trustee to withdraw an amount equal to such aggregate Net Value from such accounts and deposit it in the Purchase Account. Thereupon the Servicer shall cause the Trustee to disburse an amount equal to the aggregate remaining amounts held in the Collection Account, the Seller Credit Reserve Account and the Offset Reserve Account to the Seller and all interests of the Purchaser in all Purchased Receivables owned by the Purchaser shall be reconveyed by the Purchaser to the Seller. Following such disbursement and reconveyance, this Agreement, except Section 9.1, shall be deemed terminated and the Purchaser shall release and shall cause the Trustee to release all of their respective interests in the Receivables of the Seller.

                  SECTION 6.5 ACCOUNTING.

                  The Servicer shall make all determinations of actual and required amounts in each of the accounts established pursuant to this Agreement, maintain detailed accounting records of all deposits and withdrawals for each such account, including the Seller and the Receivables with respect to which such deposits and withdrawals were made and notify the Trustee as to such determinations.


                                   ARTICLE VII

                         APPOINTMENT OF THE SUBSERVICER
                             AND SUCCESSOR SERVICER

                  SECTION 7.1 APPOINTMENT OF THE SUBSERVICER.

                  The Servicer and the Purchaser hereby appoint Coastal Physician Group, Inc. to act as Subservicer hereunder, and Coastal Physician Group, Inc. accepts such appointment. The Subservicer shall service the Purchased Receivables and enforce the Purchaser's respective rights and interests in and under each Receivable and each related Contract and shall serve in such capacity, including, in the event the Servicer has resigned or been terminated, until the termination of its responsibilities pursuant to Section 7.9, 7.11, or 8.1. The Subservicer hereby agrees to perform the duties and obligations with respect thereto set forth herein. Notwithstanding any term or provision hereof to the contrary, the Seller, the Subservicer, and the Purchaser hereby acknowledge and agree that the Servicer acts as agent hereunder for the Purchaser and has no duties or obligations to, will incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller or the Subservicer.

                  SECTION 7.2 ADDITIONAL SUBSERVICERS.

                  The Subservicer may, with the prior consent of the Purchaser and the Servicer, which consent shall not be unreasonably withheld, subcontract with a subservicer (each such servicer, an "Additional Subservicer") for collection, servicing or administration of the

Receivables, provided, that (a) to the extent required by applicable law, the Provider Physician, Provider Affiliate and/or the Subservicer shall continue to perform its obligations with respect to collections of Medicaid Receivables, Medicare Receivables and CHAMPUS Receivables, (b) the Subservicer shall remain liable for the performance of the duties and obligations of the Additional Subservicer pursuant to the terms hereof and (c) any subservicing agreement that may be entered into and any other transactions or services relating to the Purchased Receivables involving an Additional Subservicer (each such agreement, an "Additional Subservicing Agreement") shall be deemed to be between the Additional Subservicer and the Subservicer alone and the Purchaser and Servicer shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Additional Subservicer. The Purchaser does hereby consent (which consent may be withdrawn by the Purchaser at any time upon sixty (60) days written notice) to the Additional Subservicers identified on
Schedule 5 subject to the Servicer's review and acceptance of the applicable Additional Subservicing Agreements.

                  SECTION 7.3 DUTIES AND RESPONSIBILITIES OF THE SUBSERVICER.

                  (a) The Subservicer shall conduct the servicing, administration and collection of the Purchased Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Purchased Receivable, from time to time, all in accordance with (i) customary and prudent servicing procedures for health care receivables of a similar type, and (ii) all applicable laws, rules and regulations.

                  (b) The duties of the Subservicer shall include, without limitation:

                  (i) monitoring the preparation and submission of claims to, and post-billing liaison with, Eligible Payors;

                  (ii) arranging for the direct remittance of all Collections on Purchased Receivables to the Commercial Lockbox Account (other than Collections with respect to Medicaid Receivables, Medicare Receivables and CHAMPUS Receivables, in respect of which it shall arrange for the direct remittance of such Collections to the Medicare Lockbox Account or as otherwise provided in Section 2.3);

                  (iii) remitting any Collections with respect to Medicaid Receivables, Medicare Receivables, CHAMPUS Receivables and Governmental Receivables (to the extent required by applicable law to be paid to the Seller, Subservicer, the Provider Affiliate or a Provider Physician) it may receive directly for deposit in the Medicare Lockbox Account or as otherwise provided in Section 2.3 and remitting any Collections on other Purchased Receivables it may receive (all such funds received by the Subservicer shall be held by the Subservicer in Trust for the benefit of the Purchaser) directly for deposit in the Commercial Lockbox Account, in each case no later than by the end of the day after the receipt thereof or the following Business Day if the day after receipt thereof is not a Business Day;

                  (iv) maintaining, or causing to be maintained, all necessary Servicing Records with respect to the Purchased Receivables and promptly delivering such reports to the Purchaser or the Servicer in respect of the servicing of the Purchased Receivables (including information relating to its performance under this Agreement) as may be required hereunder or as the Purchaser or the Servicer may reasonably request;

                  (v) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate Servicing Records evidencing the Purchased Receivables in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Purchased Receivables (including, without limitation, records adequate to permit the identification of each new Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable);

                  (vi) identifying each Purchased Receivable clearly and unambiguously in its Servicing Records to reflect that such Purchased Receivable is owned by the Purchaser;

                  (vii) complying in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Purchased Receivables and related Contracts and Collections with respect thereto;

                  (viii) preserving and maintaining its existence, rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualifying and remaining qualified in good standing as a foreign corporation or other entity, and qualifying to and remaining authorized to perform obligations as Subservicer (including enforcement of collection of Purchased Receivables on behalf of the Purchaser) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Purchaser in the Purchased Receivables, (B) the collectibility of any Purchased Receivable or (C) the ability of the Subservicer to perform its obligations hereunder or under the Contracts;

                  (ix) any time and from time to time at reasonable intervals upon notice to the Subservicer and during regular business hours, permitting the Purchaser, the Servicer or any of their agents or representatives, (A) to examine and make copies of and abstracts from all Servicing Records, and (B) to visit the offices and properties of the Subservicer and the Provider Affiliates for the purpose of examining such Servicing Records, and to discuss matters relating to the Receivables or the Subservicer's performance under this Agreement with any officer, member or employee of the Subservicer or the Provider Affiliate having knowledge of such matters;

                  (x) at the request of the Servicer, maintaining at its own expense, a blanket fidelity bond with broad coverage, with responsible companies acceptable to the Servicer, on all officers, members, employees or other persons acting on behalf of the Subservicer in any capacity with regard to the Purchased Receivables, including those handling funds, money, documents and papers relating to the Purchased Receivables. Any such fidelity bond shall protect and insure the Subservicer (and through the Subservicer, the Servicer and the Purchaser) against losses commonly protected against by bonds of a similar type, including forgery, theft, embezzlement, fraud, and negligent acts of such persons and shall be maintained at a level acceptable to the Servicer. No provision of this Section requiring such fidelity bond shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. Any amounts received under any such bond with respect to Purchased Receivables shall be deposited by the Subservicer in the Collection Account and treated in the same manner as Collections with respect to such Purchased Receivables. Upon request of the Purchaser or the Servicer, the Subservicer shall cause to be delivered to the Purchaser and the Servicer a certification evidencing coverage under such fidelity bond. Promptly upon receipt of any notice from the surety or the insurer that such fidelity bond has been terminated or modified in a materially adverse manner, the Subservicer shall notify the Servicer of any such termination or modification;

                  (xi) monitoring all actions, suits, proceedings, disputes, offsets, deductions, defenses or counterclaims that may be asserted by a Payor or Governmental Authority with respect to any Provider Affiliate or Purchased Receivable;

                  (xii) notifying the Purchaser and the Servicer of any action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or may be asserted by a Payor or Governmental Authority with respect to any Purchased Receivable; and

                  (xiii) providing the Purchaser and the Servicer with a report on each Determination Date in the form of Exhibit G.

                  (c) Notwithstanding any other provision herein to the contrary, (i) all collection functions in respect of Medicaid Receivables, Medicare Receivables and CHAMPUS Receivables shall be performed in accordance with Medicaid Regulations, Medicare Regulations and CHAMPUS Regulations, and
(ii) all collection functions in respect of Governmental Receivables shall be performed in accordance with applicable rules and regulations of the applicable Governmental Authority, except as set forth on Schedule 4 attached hereto.

                  (d) Notwithstanding any other provision herein to the contrary, the Subservicer shall undertake and complete upon request of the Servicer, and shall confirm such undertaking and completion, whatever actions, filings or notices necessary to comply with the Federal Assignment of Claims Act to the extent such law is applicable to the sale, transfer and assignment of Governmental Receivables.

                  (e) The Purchaser shall not have any obligation or liability with respect to any Purchased Receivables or related Contracts, nor shall it be obligated to perform any of the obligations of the Subservicer hereunder.

                  SECTION 7.4 AUTHORIZATION OF THE SERVICER.

                  The Seller hereby authorizes the Servicer (including any successors thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the sale of the Purchased Receivables to the Purchaser, in the determination of the Servicer to collect all amounts due under any and all Purchased Receivables and process all Collections and related Remittance Advices within five Business Days of receipt thereof. Further, the Servicer is authorized, to the extent permitted under and in compliance with applicable law and regulations, to commence proceedings with respect to enforcing payment of such Purchased Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof, to the same extent as the Seller could have done if it had continued to own such Receivable. The Seller shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Purchased Receivables. Notwithstanding any other provision herein to the contrary, the Servicer shall have the absolute and unlimited right to direct the Subservicer (who shall be obligated to cause the applicable Provider Affiliate) to commence or settle any legal action to enforce collection of any Purchased Receivable or to foreclose upon, repossess or take any other action which the Servicer reasonably deems necessary or advisable with respect thereto. In no event shall the Subservicer be entitled to make the Purchaser or the Servicer a party to any litigation without such party's express prior written consent.

                  SECTION 7.5 SUBSERVICING FEE; SUBSERVICING EXPENSES.

                  On each Purchase Date, the Subservicer shall be paid a subservicing fee by the Servicer for its performance as Subservicer hereunder (the "Subservicing Fee") from the Servicer's own funds in an amount equal to 8.5% of the Collections, if any, with respect to Purchased Receivables that were received by the Servicer during the period from the prior Determination Date to such Determination Date; provided that, if Coastal Physician Group, Inc. ceases to be Subservicer hereunder, the Servicer's obligation to pay the Subservicing Fee shall terminate. The Servicer shall have no obligation for the payment of any fees due under any Additional Subservicer Agreement. The Servicer shall offset the Subservicing Fee from the Administrative Fee to be deposited with the Servicer on such Purchase Date. In the event the Subservicing Fee is greater than the Administrative Fee to be deposited on such Purchase Date, the Servicer shall pay to the Subservicer an amount equal to the Net Subservicing Fee for such Purchase Date. The Subservicer shall be required to pay for all expenses incurred by the Subservicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment or reimbursement therefor.

                  SECTION 7.6 ANNUAL STATEMENT AS TO COMPLIANCE.

                  The Subservicer shall deliver to the Purchaser and the Servicer on or before June 1 of each year beginning with June 1, 1998, an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Subservicer during the preceding calendar year and of performance under this Agreement has been made under such officer/member's supervision; (b) to the best of such officer/member's knowledge, based on such review, the Subservicer has fulfilled all its obligations as Subservicer under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer/member and the nature and status thereof.

                  SECTION 7.7 TRANSFER OF SERVICING BETWEEN SUBSERVICER AND
                              SERVICER.

                  (a) Upon determination by the Servicer that greater than 10% of the Purchased Receivables remain outstanding for greater than 120 days after their respective Billing Date, the Servicer may immediately give notice to the Subservicer that the Servicer will assume servicing of such portion of the Purchased Receivables that remain outstanding for greater than 120 days after their respective Billing Date. Thereupon, the Servicer may assume the servicing responsibilities of Subservicer in respect of such Purchased Receivables. The Subservicer shall thereupon provide or cause the Provider Affiliates to provide the Servicer with all information, documents and records (including original copies of documents), to the extent required by the Servicer to perform its duties (including such records stored electronically on computer tapes, magnetic discs and the like as may be reasonably requested by the Servicer).

                  (b) Notwithstanding the provisions of the preceding clause
(a), the Subservicer shall maintain ongoing payment records with respect to each Purchased Receivable serviced by the Servicer.

                  (c) The Subservicer shall pay all reasonable fees and costs of the Servicer in connection with its duties under this Section 7.7 in excess of the Subservicing Fee paid to and received by the Servicer hereunder less the aggregate amount of Administrative Fees paid.

                  SECTION 7.8 SUBSERVICER NOT TO RESIGN.

                  The Subservicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the Subservicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Subservicer shall be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Purchaser and the Servicer. No such resignation shall become effective until the Servicer shall have assumed the responsibilities and obligations of the Subservicer in accordance with Section 7.9.

                  SECTION 7.9 APPOINTMENT OF THE SUCCESSOR SUBSERVICER.

                  In connection with the termination of the Subservicer's responsibilities under this Agreement pursuant to Section 8.1, the Servicer may, in its discretion, except with respect to Section 8.1(c) in which case the Servicer shall, (a) succeed to and assume all of the Subservicer's responsibilities, rights, duties and obligations as Subservicer (but not in any other capacity) under this Agreement except with respect to Medicaid Receivables, Medicare Receivables, CHAMPUS

Receivables and Governmental Receivables to the extent required by applicable law; or (b) require the Subservicer to continue to act as Subservicer for all of its outstanding Purchased Receivables at the time of the Event of Seller Default.

                  SECTION 7.10 DUTIES OF THE SUBSERVICER TO THE SUCCESSOR
                               SERVICER.

                  At any time following the succession of the Servicer to the responsibilities of Subservicer under Section 7.9(a):

                  (a) The Subservicer agrees that it will terminate its activities as Subservicer hereunder, except its collection functions in respect of Medicaid, Medicare and CHAMPUS Receivables, in a manner acceptable to the Servicer so as to facilitate the transfer of servicing to the Servicer including, without limitation, timely delivery (i) to the Servicer of any funds that were required to be remitted to the Servicer for deposit in the Collection Account, and (ii) to the Servicer, at a place selected by the Servicer, of all information, documents and records (including original copies of documents), to the extent required by the Servicer to perform its duties under the Agreement (including such records stored electronically on computer tapes, magnetic discs and the like as may be reasonably requested by the Servicer). The Subservicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer.

                  (b) The Subservicer shall terminate each Additional Subservicing Agreement that may have been entered into and the Servicer shall not be deemed to have assumed any of the Subservicer's interest therein or to have replaced the Subservicer as a party to any such Additional Subservicing Agreement.

                  (c) Notwithstanding any termination of the Seller as Subservicer hereunder, the Seller agrees that it will continue to follow the procedures set forth in Section 7.3(b)(iii) with respect to Collections on Purchased Receivables.

                  SECTION 7.11 EFFECT OF TERMINATION OR RESIGNATION.

                  Any termination or resignation of the Subservicer under this Agreement shall not affect any claims that the Purchaser or the Servicer may have against the Subservicer for events or actions taken or not taken by the Subservicer arising prior to any such termination or resignation.

                                  ARTICLE VIII

                            EVENTS OF SELLER DEFAULT

                  SECTION 8.1 EVENTS OF SELLER DEFAULT.

                  If any of the following events (each, an "Event of Seller Default") shall occur and be continuing:

                  (a) The Seller or Subservicer shall materially fail to perform or observe any term, covenant or agreement contained in this Agreement or any Related Document;

                  (b) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Seller;

                  (c) The Seller shall generally not pay any of its respective Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any company action to authorize any of the actions set forth in this subsection;

                  (d) Except as set forth on Schedule 6, judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against the Seller or in excess of $100,000 in the aggregate against any of the Provider Affiliates shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more;

                  (e) There is a material breach of any of the representations and warranties of the Seller set forth in Sections 4.1 or 4.2 that, if curable, has remained uncured for a period of 30 days;

                  (f) Any Governmental Authority (including the Internal Revenue Service or the Pension Benefit Guaranty Corporation) shall file notice of a lien with regard to any of the assets of the Seller or any Provider Affiliate or with regard to the Seller other than a lien that does not materially adversely affect the financial condition of the Seller or the Subservicer's ability to perform as Subservicer and that (1) is limited by its terms to assets other than Receivables or (2) remains undischarged for a period of 30 days;

                  (g) As of the first day of any month, the aggregate Net Value of Purchased Receivables which became Defaulted Receivables or Rejected Receivables (other than those with respect to which a withdrawal has previously been made from the Offset Reserve Account and those which the Seller has repurchased pursuant to Section 4.3 of this Agreement) during the prior three-month period shall exceed 10% of the average aggregate Net Values of all Purchased Receivables then owned by the Purchaser (other than Defaulted Receivables) at the end of each of such three months;

                  (h) The Servicer shall have reasonably determined that any event which with the passage of time will result in a breach under Section 8.1(g), or that any other event which materially adversely affects the financial condition of the Coastal Physician Group, Inc. such that the Coastal Physician Group, Inc.'s reported consolidated shareholders' equity is less than negative $30,000,000, unless otherwise approved by the Servicer, or that any other event which materially adversely affects the ability of the Seller to purchase from the Provider Affiliates, the ability of the Subservicer to collect Purchased Receivables in its capacity as Subservicer or the ability of the Seller or Subservicer to perform hereunder or under any Related Document has occurred; provided, however, that the Servicer acknowledges that the Coastal Physician Group, Inc. may continue to experience further deficit cash flows and net losses through the fourth quarter of 1997 in the absence of gains on asset divestitures sufficient to offset such negative cash flows and/or losses and the Servicer deems that this is not a material adverse change to the financial condition

                  (i) The Servicer shall have reasonably determined that a deterioration has taken place in the quality of servicing of Purchased Receivables or other Receivables serviced by the Seller such that (a) Receivables are billed, on average, 30 days or longer past the date of service, or (b) the average age of Purchased Receivables exceeds 120 days;

                  (j) This Agreement and the Related Documents shall for any reason cease to evidence the transfer to the Purchaser (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Purchased Receivables;

                  (k) The Lockbox Account Agreement or any Receivables Purchase and Contribution Agreement shall have been amended or terminated without the written consent of the Purchaser and the Servicer;

                  (l) The amount deposited hereunder (net of withdrawals required hereunder) in the Seller Credit Reserve Account has remained at less than the Specified Credit Reserve Balance for fourteen consecutive days;

                  (m) The amount deposited hereunder (net of withdrawals required hereunder) in the Offset Reserve Account has remained at less than the Specified Offset Reserve Balance for fourteen consecutive days;

                  (n) A Principal Amortization Event shall have been declared;

                  (o) The Subservicer fails to consummate, or the Seller fails to facilitate, the disposition of the Subservicer's interest, directly or indirectly, in the assets and/or stock of the business entities identified on
Schedule 7 within the time period set forth in Schedule 7.

                  (p) Coastal Physician Group, Inc. fails to file with the appropriate governmental filing office(s), within three (3) Business Days of the Closing Date, form 10-K and Form 10-Q with respect to the fiscal year ending December 31, 1996 and subsequent events subject to disclosure.

then and in any such event, the Servicer shall, by notice to the Seller and the Purchaser, declare that an Event of Seller Default shall have occurred, and the Termination Date shall thereupon forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller and the Purchaser shall make no further Purchases from the Seller provided, that, if an event of the kind described in 8.1(c) occurs with regard to the Seller, an Event of Seller Default shall be deemed to have occurred automatically. Upon any such declaration or automatic occurrence, the Purchaser and the Servicer shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC and other applicable law, which rights shall be cumulative.


                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.1 INDEMNITIES BY THE SELLER.

                  (a) Without limiting any other rights that the Purchaser, the Servicer, or any director, officer, member, employee, agent, successor or assign of either such party (each an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Seller's or Subservicer's representations, warranties, covenants or obligations under this Agreement or the Related Documents or the ownership of the Purchased Receivables or in respect of any of the Seller's Receivables or any of the Seller's Contracts, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (ii) recourse for unpaid Purchased Receivables absent fraud or misrepresentation. Without limiting or being limited by the foregoing, the Seller and Subservicer shall pay, jointly and severally, on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                  (A) reliance on any representation or warranty made or deemed made by the Seller (or any of its officers or members) under or in connection with this Agreement (except with respect to a Purchased Receivable, as to which the Purchaser's remedies are set forth in
         Section 4.3), any report or any other information delivered by the Seller pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

                  (B) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Purchased Receivable, the related Contract, or the nonconformity of any Purchased Receivable or the related Contract with any such applicable law, rule or regulation; or

                  (C) the failure to vest and maintain vested in the Purchaser, or to transfer to the Purchaser, legal and equitable title to and ownership of the Receivables which are, or are purported to be, Purchased Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the Purchase of such Receivable or at any time thereafter.

                  (b) Any Indemnified Amounts subject to the indemnification provisions of this Section shall be paid to the Indemnified Party within five Business Days following demand therefor, together with interest at the lesser of 12% per annum or the highest rate permitted by law from the date of demand for such Indemnified Amount.

                  SECTION 9.2 SECURITY INTEREST.

                  The Seller hereby grants to the Purchaser a first priority perfected security interest in the Seller's right, title and interest in, to and under all of the Seller's Receivables not sold to the Purchaser hereunder, including all rights to payments under any related Contracts or other agreements with all Payors, and all the Collections, Records and proceeds thereof, as security for the timely payment and performance of any and all obligations the Seller or the Subservicer may owe the Purchaser under Sections 2.3, 4.3, 5.1(f), 6.6, 9.1(a) and (b), and 10.4, but excluding recourse for unpaid Purchased Receivables. This Section 9.2 shall constitute a security agreement under the UCC and any other applicable law and the Purchaser shall have the rights and remedies of a secured party thereunder. Such security interest shall be further evidenced by Seller's execution of appropriate UCC-1 financing statements prepared by and acceptable to the Purchaser, and such other further assurances that may be reasonably requested by the Purchaser from time to time.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1 NOTICES, ETC.

                  All notices and other communications provided for hereunder shall, unless otherwise stated herein, shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

                  SECTION 10.2 REMEDIES.

                  No failure on the part of the Purchaser or the Servicer to exercise, and no delay in exercising, any right hereunder or under any Purchase Assignment shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 10.3 BINDING EFFECT; ASSIGNABILITY.

                  This Agreement shall be binding upon and inure to the benefit of the Seller, the Subservicer, the Purchaser, the Servicer and their respective successors and permitted assigns. Neither the Seller nor the Subservicer may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Servicer. The Purchaser may, at any time, without the consent of the Seller or the Subservicer, assign any of its rights and obligations hereunder or interest herein to any Person. Any such assignee may further assign at any time its rights and obligations hereunder or interests herein without the consent of the Seller or the Subservicer. Without limiting the generality of the foregoing, the Seller acknowledges that the Purchaser has assigned its rights hereunder to the Trustee for the benefit of third parties. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination, provided, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller or the Servicer pursuant to
Article IV and the indemnification and payment provisions of Article IX shall be continuing and shall survive any termination of this Agreement.

                  SECTION 10.4 COSTS, EXPENSES AND TAXES.

                  (a) In addition to the rights of indemnification under Article IX, the Seller agrees to pay upon demand, all reasonable costs and expenses in connection with the administration (including periodic auditing, modification and amendment) of this Agreement, and the other documents to be delivered hereunder, including without limitation: (i) the reasonable fees and out-of-pocket expenses of counsel for the Purchaser or the Servicer with respect to (A) advising the Purchaser as to its rights and remedies under this Agreement or (B) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Purchase Assignment or the other documents to be delivered hereunder; and (ii) any and all stamp, sales, excise and other taxes (other than income and franchise taxes applicable to the Purchaser) and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, each Purchase Assignment or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  (b) If the Seller or the Subservicer fails to pay any Lockbox Agreement fees or to pay or perform any agreement or obligation contained herein, the Purchaser may, or may direct the Servicer to, (but shall not be required to) itself pay or perform, or cause payment or performance of, such agreement or obligation, and the expenses of the Purchaser or the Servicer incurred in connection therewith shall be payable by the party which has failed to so perform upon the Purchaser's or the Servicer's demand therefor.

                  SECTION 10.5 NO PROCEEDINGS.

                  The Seller and the Subservicer each hereby agree that it will not, directly or indirectly, institute, or cause to be instituted, against the Purchaser any proceeding of the type referred to in Section 8.1(c) so long as there shall not have elapsed one year plus one day since the date on which this Agreement shall be deemed terminated in accordance with Section 6.4(b).

                  SECTION 10.6 AMENDMENTS; WAIVERS; CONSENTS.

                  No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Seller or the Subservicer from any of the terms or conditions thereof, shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Seller or the Subservicer in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Seller, the Subservicer, the Purchaser and the Servicer, and supersede all prior agreements and understandings relating to the subject hereof, whether written or oral.

                  SECTION 10.7 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF
                               JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE


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
PURCHASED RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OHIO.

                  (b) THE SELLER AND THE SUBSERVICER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SELLER AND THE SUBSERVICER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY, OR THE SUBSERVICER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE SELLER AND THE SUBSERVICER EACH HEREBY AGREE THAT THE EXCLUSIVE AND APPROPRIATE FORUMS FOR ANY DISPUTE HEREUNDER ARE THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO AND AGREE NOT TO INSTITUTE ANY ACTION IN ANY OTHER FORUM.

                  (c) THE SELLER, AND THE SUBSERVICER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  SECTION 10.8 EXECUTION IN COUNTERPARTS; SEVERABILITY.

                  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers/members thereunto duly authorized, as of the date first above written.


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
                                    COASTAL RECEIVABLES LLC, as Seller

                                    By: COASTAL SPC MEMBER CORP., its Manager



                                    By: /s/ Steven M. Scott, M.D.
                                        ----------------------------------------
                                    Name:   Steven M. Scott, M.D.
                                    Title:  President

                                    Address at which the chief executive office is located:

                                    Address:            2828 Croasdaile Drive
                                                        Durham, NC 27705
                                    Attention:          Dr. Steven M. Scott
                                    Phone number:       (919) 383-0355
                                    Telecopier number:  (919) 382-3287

                                    Additional locations at which Records are maintained:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________

                                    Additional names under which, and locations at which, Seller does business:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________


                                    COASTAL PHYSICIAN GROUP, INC., as
                                    Subservicer



                                    By: /s/ Steven M. Scott, M.D.
                                        ----------------------------------------
                                    Name:   Steven M. Scott, M.D.
                                    Title:  President


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
                                  NPF XI, INC.



                                    By: /s/ Lance K. Poulson
                                        ----------------------------------------
                                    Name:   Lance K. Poulson
                                    Title:  President

                                    Address:           6125 Memorial Drive
                                                       Dublin, OH  43017
                                    Attention:         Donald H. Ayers
                                    Phone number:      (614) 764-9944
                                    Telecopier number: (614) 764-0602



                                    NATIONAL PREMIER FINANCIAL
                                    SERVICES, INC.



                                    By: /s/ Lance K. Poulson
                                        ----------------------------------------
                                    Name:   Lance K. Poulson
                                    Title:  President

                                    Address:           6125 Memorial Drive
                                                       Dublin, OH  43017
                                    Attention:         Lance K. Poulsen
                                    Phone number:      (614) 764-9944
                                    Telecopier number: (614) 764-0602




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